                                                                  Ehibit 10(n)

- --------------------------------------------------------------------------------


                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT


                   -----------------------------------------



                             PLAINS RESOURCES INC.


                                      and


             INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION,

                                    as Agent


                                      and


                              CERTAIN INSTITUTIONS

                                   as Lenders


                   -----------------------------------------


                                  $125,000,000


                                 April 11, 1996



- --------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                                                   Page
                                                                   ----

Section 1.  Definitions and Accounting Matters....................    1
      1.01  Certain Defined Terms.................................    1
      1.02  Oil and Gas Terms.....................................   14
      1.03  Accounting Terms and Determinations...................   14
      1.04  Types of Loans........................................   15

Section 2.  The Commitment........................................   15
      2.01  Loans.................................................   15
      2.02  Borrowings............................................   16
      2.03  Changes of Commitment.................................   16
      2.04  Commitment and Agency Fees............................   17
      2.05  Lending Offices.......................................   17
      2.06  Notes.................................................   17
      2.07  Prepayments and Conversions or Continuations of Loans.   18
      2.08  Borrowing Base........................................   18
      2.09  Support Letter of Credit..............................   20

Section 3.  Payments of Principal and Interest....................   21
      3.01  Repayment of Term Loans...............................   21
      3.02  Interest..............................................   22

Section 4.  Payments; Computations; Etc. .........................   22
      4.01  Payments..............................................   22
      4.02  Computations..........................................   23
      4.03  Minimum Amounts.......................................   24
      4.04  Certain Notices.......................................   24
      4.05  Set-off...............................................   25

Section 5.  Yield Protection, Etc. ...............................   25
      5.01  Additional Costs......................................   25
      5.02  Limitation on Types of Loans..........................   27
      5.03  Illegality............................................   27
      5.04  Treatment of Affected Loans...........................   28
      5.05  Compensation..........................................   28

Section 6.  Conditions Precedent..................................   28
      6.01  Initial Loan..........................................   29
      6.02  Initial and Subsequent Loans..........................   30

                                       i


Section 7.  Representations and Warranties....................   31
      7.01  Corporate Existence...............................   31
      7.02  Financial Condition...............................   31
      7.03  Litigation........................................   31
      7.04  No Breach.........................................   32
      7.05  Due Execution.....................................   32
      7.06  Approvals.........................................   32
      7.07  Use of Loans......................................   32
      7.08  ERISA.............................................   32
      7.09  Taxes.............................................   32
      7.10  Investment Company Act............................   33
      7.11  Public Utility Holding Company Act................   33
      7.12  Titles to Oil and Gas Properties..................   33
      7.13  Foreign Assets Control Regulations, Etc. .........   34
      7.14  Gas Imbalances....................................   34
      7.15  Rate Filings......................................   34
      7.16  Qualification to Hold Federal Oil and Gas Leases..   35
      7.17  Drilling and Operations...........................   35
      7.18  Payments by Purchasers of Production..............   35
      7.19  Credit Agreements.................................   35
      7.20  Hazardous Materials...............................   36
      7.21  Subsidiaries and Partnerships.....................   38
      7.22  True and Complete Disclosure......................   38
      7.23  No Election to be Treated as a Utility............   38

Section 8.  Covenants of the Company..........................   39
      8.01  Financial Statements..............................   39
      8.02  Litigation........................................   41
      8.03  Corporate Existence, Etc. ........................   42
      8.04  Engineering Reports...............................   42
      8.05  Acquisition of Oil and Gas Properties.............   43
      8.06  Insurance.........................................   45
      8.07  Prohibition of Fundamental Changes................   46
      8.08  Limitation on Liens...............................   47
      8.09  Indebtedness......................................   48
      8.10  Investments.......................................   49
      8.11  Dividend Payments.................................   50
      8.12  Tangible Net Worth................................   50
      8.13  Current Ratio.....................................   50
      8.14  Subordinated Indebtedness.........................   50
      8.15  Lines of Business.................................   52
      8.16  Transactions with Affiliates......................   52
      8.17  Use of Proceeds...................................   52
      8.18  Certain Obligations Respecting Subsidiaries.......   52
      8.19  Additional Subsidiary Guarantors..................   52


      8.20  Environmental Matters; Environmental Reviews......   53
      8.21  Environmental Indemnification.....................   53
      8.22  Environmental Certification.......................   53
      8.23  Modifications of Certain Documents................   54
      8.24  Gas Imbalances....................................   54
      8.25  Sale of Oil and Gas Properties....................   54
      8.26  Partnership Units; New Partnerships...............   55
      8.27  Amendments of Partnership Agreements..............   55
      8.28  Notice to Purchasers of Production................   55
      8.29  Restrictions on Plains Marketing..................   55
      8.30  Lien Releases.....................................   56
      8.31  Additional Security...............................   56
      8.32  Post Closing Curative.............................   56
      8.33  Hedging Contracts.................................   56
      8.34  Transactions with PMCT............................   57

Section 9.  Events of Default.................................   58

Section 10. Agent.............................................   61
      10.01  Appointment and Authority........................   61
      10.02  Exculpation, Agent's Reliance, Etc. .............   61
      10.03  Lenders' Credit Decisions........................   62
      10.04  Indemnification..................................   62
      10.05  Rights as Lender.................................   62
      10.06  Sharing of Set-Offs and Other Payments...........   63
      10.07  Investments......................................   63
      10.08  Benefit of Section 10............................   63
      10.09  Resignation......................................   64

Section 11.  Miscellaneous....................................   64
      11.01  Waiver...........................................   64
      11.02  Notices..........................................   64
      11.03  Expenses, Etc. ..................................   64
      11.04  Amendments, Etc. ................................   66
      11.05  Successors and Assigns...........................   66
      11.06  Assignments and Participation....................   66
      11.07  Survival.........................................   68
      11.08  Captions.........................................   68
      11.09  Counterparts.....................................   68
      11.10  Governing Law; Submission to Jurisdiction........   68
      11.11  Waiver of Jury Trial, Punitive Damages, Etc. ....   69
      11.12  Rate of Interest.................................   70
      11.13  Release of Liens.................................   71
      11.14  Confidentiality..................................   71

                             SCHEDULES AND EXHIBITS


Schedule 6.01(g)     -   Security Documents
Schedule 7.01        -   Licenses, Franchises, Etc.
Schedule 7.02        -   Contingent Liabilities
Schedule 7.03        -   Litigation
Schedule 7.12        -   Unmortgaged Oil and Gas Properties
Schedule 7.19        -   Credit Agreements
Schedule 7.21        -   Subsidiaries, Partnerships and Investments
Schedule 8.01(c)     -   Immaterial Partnerships
Schedule 8.08        -   Existing Liens
Schedule 8.09        -   Indebtedness


Exhibit A            -   Promissory Note
Exhibit B-1          -   Amended and Restated Guaranty of Subsidiary Guarantors
                         other than Stocker Resources, L.P., Calumet Florida,
                         Inc. and Plains Illinois Inc.
Exhibit B-2          -   Amended and Restated Guaranty of Stocker
                         Resources, L.P., Calumet Florida, Inc. and Plains
                         Illinois Inc.
Exhibit C            -   Opinion of Michael R. Patterson, Esq., General Counsel
                         to Obligors
Exhibit D            -   Opinion of Fulbright & Jaworski L.L.P., special Texas
                         and New York counsel to Obligors
Exhibit E            -   Environmental Compliance Certificate
Exhibit F            -   Agreement to Be Bound and Assignment and Acceptance

                  THIRD AMENDED AND RESTATED CREDIT AGREEMENT

       THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this "Agreement") dated as
                                                          ---------
of April 11, 1996, by and among PLAINS RESOURCES INC., a corporation duly organized and validly existing under the laws of the state of Delaware (the "Company"), INTERNATIONALE NEDERLANDEN (U.S.) CAPITAL CORPORATION, a Delaware
 -------
corporation, as agent for the Lenders ("Agent"), and the Lenders named herein,
                                       -------
amending and restating the Original Agreement referred to herein.

                              W I T N E S S E T H

       WHEREAS, the Company, Agent and Lenders entered into that certain Second Amended and Restated Credit Agreement dated as of February 11, 1994, as amended (the "Original Agreement"), providing for extensions of credit by Lenders to the
      ------------------
Company up to the amount of $75,000,000; and

       WHEREAS, the Company has requested that Agent and Lenders amend and restate the Original Agreement to (i) renew and extend the aggregate unpaid principal balance of the loans under the Original Agreement, as evidenced by the Notes (herein defined), and (ii) provide for the extension of additional credit to the Company, such balance and such additional credit to be in an aggregate principal amount of up to but not exceeding $125,000,000, and Agent and Lenders are prepared to amend and restate the Original Agreement and renew, extend and increase such credit upon the terms and conditions hereof; and

       WHEREAS, to induce Lenders to renew and extend such credit, certain subsidiaries of the Company will execute and deliver guaranties guaranteeing the Obligations (herein defined) of the Company to Lenders, and the Company and certain of its subsidiaries will execute mortgages and security agreements granting, confirming, amending and/or ratifying security interests and liens on substantially all of their respective properties as collateral security for the obligations of the Obligors (as defined herein) to Lenders (or in favor of Agent for the benefit of Lenders) hereunder, each of the Obligors expecting to derive benefit, direct or indirect, from the credit so extended to the Company, both in its separate capacity and as a member of the integrated group.

       Accordingly, the parties hereto agree as follows:

        Section 1.  Definitions and Accounting Matters.
                    ----------------------------------

        1.01  Certain Defined Terms.  As used herein, the following terms shall
              ---------------------
have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

       "Adjusted Borrowing Base" shall mean, at any time, an amount equal to (i)
        -----------------------
the Borrowing Base in effect at such time minus (ii) the aggregate amount at such time that Lenders might be called upon to advance under the Support Letter of Credit.

       "Affiliate" shall mean any Person which directly or indirectly controls,
        ---------
or is under common control with, or is controlled by, the Company and, if such Person is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, "control" (including, with its correlative meanings, "controlled by"
             -------                                              -------------
and "under common control with") shall mean possession, directly or indirectly,
     -------------------------
of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person which owns
                        --------
directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.

       "Agent" shall have the meaning assigned to such term in the first
        -----
paragraph of this Agreement as agent hereunder, and its successors in such capacity.

       "Applicable Lending Office" shall mean the Principal Office or, with
        -------------------------
respect to any Type of Loan, such other office of each Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Company as the office by which the Loans of such Type are to be made and maintained.

       "Applicable Margin" shall mean (i) with respect to Base Rate Loans three-
        -----------------
eighths percent (0.375%) per annum and (ii) with respect to Eurodollar Loans, one and three-quarters percent (1.75%) per annum.

       "Bank of Boston/ING Capital Facility" shall mean, collectively, two
        -----------------------------------
uncommitted secured demand transactional line of credit facilities, in an aggregate amount not to exceed $80,000,000, dated August 23, 1995 among The First National Bank of Boston, individually and as agent, Internationale Nederlanden (U.S.) Capital Corporation, the other lenders named therein and (i) Plains Marketing, and (ii) PMCT, together with the security documents and other documents and agreements executed in connection with each such facility.

       "Bankruptcy Code" shall mean the Federal Bankruptcy Code, as amended from
        ---------------
time to time.

       "Base Rate" shall mean, for any day, the higher of (a) the Federal Funds
        ---------
Rate for such day plus one-half percent (0.5%) per annum and (b) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

       "Base Rate Loans" shall mean Loans which bear interest at rates based
        ---------------
upon the Base Rate.

       "Basic Documents" shall mean, collectively, this Agreement, the Notes,
        ---------------
the Security Documents and each Hedging Agreement.

       "Borrowing Base" shall mean, at any time, an amount equal to the amount
        --------------
determined in accordance with Section 2.08 hereof.

       "Business Day" shall mean any day on which commercial banks are not
        ------------
authorized or required to close in New York City or Houston, Texas and, if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or a Conversion of or into, or an Interest Period for, Eurodollar Loan or a notice by the Company with respect to any such borrowing, payment, prepayment, Conversion or Interest Period, which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

       "CERCLA" has the meaning given it in Section 7.20(d).
        ------

       "CERCLIS" has the meaning given it in Section 7.20(d).
        -------

       "Chief Financial Officer" shall mean the senior executive officer of the
        -----------------------
Company who is primarily responsible for the financial affairs of the Company.

       "Closing Date" shall mean the date upon which the conditions precedent to
        ------------
the initial Loan hereunder set forth in Section 6 hereof have been satisfied and the initial extension of credit hereunder made.

       "Code" shall mean the Internal Revenue Code of 1986, as amended from time
        ----
to time.

       "Commitment" shall mean the obligation of Lenders to make Loans in an
        ----------
aggregate amount at any one time outstanding up to but not exceeding $125,000,000, as the same may be reduced at any time or from time to time pursuant to Sections 2.03(a), (b) or (c).

       "Company" shall have the meaning assigned to such term in the first
        -------
paragraph of this Agreement.

       "Company Reserve Reports" shall have the meaning assigned to such term in
        -----------------------
Section 8.04(b) hereof.

       "Consolidated Subsidiary" shall mean, for any Person, each Subsidiary of
        -----------------------
such Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

       "Continue", "Continuation" and "Continued" shall refer to the
        --------    ------------       ---------
continuation pursuant to Section 2.07(a) hereof of a Eurodollar Loan from one Interest Period to the next Interest Period.

       "Convert", "Conversion" and "Converted" shall refer to a conversion
        -------    ----------       ---------
pursuant to Section 2.07(a) hereof of Base Rate Loans into Eurodollar Loans or of Eurodollar Loans into Base Rate Loans, which may be accompanied by the transfer by a Lender (at its sole discretion) of a Loan from one Applicable Lending Office to another.

       "Default" shall mean an Event of Default or an event which with notice or
        -------
lapse of time or both would become an Event of Default.

       "Dividend Payment" shall mean dividends (in cash, Property or
        ----------------
obligations) on, or other payments or distributions on account of, or the setting apart of money for a sinking or other analogous fund for, or the purchase, redemption, retirement or other acquisition of, any shares of any class of stock of the Company, but excluding (i) dividends payable solely in shares of common stock of the Company, and (ii) dividends from a Subsidiary of the Company to the Company.

       "Dollars" and "$" shall mean lawful money of the United States of
        -------       -
America.

       "Engineering Report" shall mean any Independent Reserve Report or Company
        ------------------
Reserve Report.

       "Environmental Affiliate" shall mean, as to any Person (the "successor"),
        -----------------------                                     ---------
any other Person whose liability (contingent or otherwise) for an Environmental Claim the successor may have retained, assumed or otherwise become or remained liable for suits or other procedures (contingently or otherwise), whether by contract, operation of law or otherwise; provided that each Subsidiary of the
                                         --------
successor, and each former Subsidiary or division of the successor transferred to another Person, shall in any event be an "Environmental Affiliate" of the successor; provided, further, that whenever reference is made to liabilities or
           --------  -------
properties of an Environmental Affiliate, such reference shall exclude the liabilities of the Environmental Affiliate which the successor did not retain, assume or otherwise become or remain liable for and the properties of the Environmental Affiliate which were not acquired in any manner by the successor for and with respect to which the successor did not retain or assume or otherwise become liable for any liability on any Environmental Claims.

       "Environmental Claim" shall mean, with respect to any Person, any notice,
        -------------------
claim, demand, order, citation, complaint, penalty assessment or other communication (whether written or oral) by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, governmental response costs, damages to natural resources or other Property, personal injuries, fines or penalties arising out of, based on or resulting from
(a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

       "Environmental Laws" shall mean any and all applicable Federal, state,
        ------------------
local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment, including, without limitation, ambient air, surface water, groundwater or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

       "ERISA" shall mean the Employee Retirement Income Security Act of 1974,
        -----
as amended from time to time.

       "ERISA Affiliate" shall mean any corporation or trade or business which
        ---------------
is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Company or is under common control (within the meaning of Section 414(c) of the Code) with the Company.

       "Eurodollar Loans" shall mean Loans the interest rates on which are
        ----------------
determined on the basis of rates based upon the Eurodollar Rate.

       "Eurodollar Rate" shall mean, for any Eurodollar Loan for any Interest
        ---------------
Period therefor, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) reported, on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for dollar deposits having a term comparable to such Interest Period and in an amount of $1,000,000 or more (or, if such Page shall cease to be publicly available or if the information contained on such Page, in Agent's sole judgment, shall cease to accurately reflect such London Interbank Offered Rate, such rate as reported by any publicly available source of similar market data selected by Agent that, in Agent's sole judgment, accurately reflects such London Interbank Offered Rate).

       "Events of Default" shall have the meaning assigned to such term in
        -----------------
Section 10 hereof.

       "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded
        ------------------
upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be such rate as reported by any publicly available source of similar market data selected by Agent that, in Agent's sole judgment, accurately reflects such rate on overnight Federal funds transactions.

       "Financial Statements" shall have the meaning assigned to such term in
        --------------------
Section 7.02 hereof.

       "GAAP" shall mean generally accepted accounting principles applied on a
        ----
basis consistent with those which, in accordance with Section 1.03(a) hereof, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

       "Guaranty" shall mean a guaranty, an endorsement, a contingent agreement
        --------
to purchase or to furnish funds for the payment or maintenance of, or otherwise to be or become contingently liable under or with respect to, the Indebtedness, other obligations, net worth, working capital or earnings of any Person, or a guaranty of the payment of dividends or other distributions upon the stock or equity interests of any Person, or an agreement to purchase, sell or lease (as lessee or lessor) Property, products, materials, supplies or services primarily for the purpose of enabling a debtor to make payment of his or its obligations or an agreement to assure a creditor against loss, including, without limitation, causing a bank or other financial institution to issue a letter of credit or other similar instrument for the benefit of another Person, but excluding endorsements for collection or deposit in the ordinary course of business. The terms "Guaranty" and "Guaranteed" used as a verb shall have a
                      --------       ----------
correlative meaning.

       "Hazardous Materials" shall have the meaning assigned to such term in
        -------------------
Section 7.20(b) hereof.

       "Hedging Agreement" shall mean (i) any currency rate swap, rate cap, rate
        -----------------
floor, rate collar, exchange transaction, forward rate agreement, or other exchange or rate protection agreements or any option with respect to any such transaction now existing or hereafter entered into between any Obligor and Agent or any Lender or (ii) any swap agreement, cap, floor, collar, exchange transaction, forward agreement, or other exchange or protection agreements relating to crude oil, natural gas or other hydrocarbons, or any option with respect to any such transaction now existing or hereafter entered into between any Obligor and Agent or any Lender.

       "Hydrocarbon Interests" shall mean all rights, titles, interests and
        ---------------------
estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profits interests and production payment interests, including any remainder or reversionary interest of whatever nature, and the lands covered or affected thereby.

       "Hydrocarbons" shall mean oil, gas, casinghead gas, drip gasoline,
        ------------
natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined therefrom.

       "Indebtedness" shall mean, for any Person (without duplication): (a)
        ------------
indebtedness created, issued or incurred by such Person for borrowed money (whether by loan or the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of

Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable or accrued expenses are payable within 120 days of the date the respective goods are delivered or the respective services are rendered; (c) indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective indebtedness so secured has been assumed by such Person; (d) obligations of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) indebtedness of others Guaranteed by such Person; (f) past due obligations of such Person (including, without limitation, any joint interest billings) that are more than 60 days past due in respect of leases, operating agreements, gas balancing agreements, farm-out agreements, capital lease obligations, purchase and sale agreements and other agreements and instruments pertaining to the Properties mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents; (g) production payments in connection with Oil and Gas Properties of such Person; (h) uncovered or unhedged obligations of such Person arising under futures contracts, forward contracts, or other commodity agreements; (i) obligations of such Person in respect of an interest rate swap, cap or collar agreement or similar arrangement providing for the transfer or mitigation of interest risks generally or under specific contingencies; (j) indebtedness of such Person arising under leases serving as a source of financing or otherwise capitalized in accordance with GAAP (but excluding customary oil, gas and mineral leases); and (k) obligations of such Person arising under conditional sales or other title retention agreements.

       "Independent Reserve Reports" shall have the meaning assigned to such
        ---------------------------
term in Section 8.04(a) hereof.

       "Initial Reserve Reports" shall mean the Independent Reserve Reports
        -----------------------
dated (i) February 29, 1996 by Ryder Scott Company, (ii) March 4, 1996 by H.J. Gruy and Associates, Inc., and (iii) March 7, 1996 by Netherland, Sewell & Associates, Inc., each as of January 1, 1996.

       "Interest Period" shall mean, with respect to any Eurodollar Loan, each
        ---------------
period commencing on the date such Eurodollar Loan is made or Converted from a Base Rate Loan or the last day of the next preceding Interest Period for such Loan and ending on the numerically corresponding day in the third calendar month thereafter, as the Company may select as provided in Section 4.04 hereof, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may commence before and end after any Quarterly Date unless, after giving effect thereto, the aggregate principal amount of the Loans having Interest Periods which end after such Quarterly Date shall be equal to or less than the aggregate principal amount of the Loans scheduled to be outstanding after giving effect to the payments of principal required to be made on such Quarterly Date; (ii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding

Business Day); and (iii) notwithstanding clause (i) above, no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loan would otherwise be a shorter period, such Loan shall not be available hereunder.

       "Investment" shall mean, for any Person:  (a) the acquisition (whether
        ----------
for cash, Property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including, without limitation, any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including, without limitation, the purchase of Property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person, but excluding any such advance, loan or extension of credit having a term not exceeding 90 days representing the purchase price of inventory or supplies sold in the ordinary course of business); or (c) the entering into of any Guaranty of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person.

       "Lenders" means each signatory hereto (other than the Company), including
        -------
Internationale Nederlanden (U.S.) Capital Corporation in its capacity as a Lender hereunder rather than as Agent, and the successors of each as holder of a Note.

       "Lien" shall mean, with respect to any Property, any mortgage, lien,
        ----
pledge, charge (including, without limitation, production payments and the like burdening such Properties), security interest, preferential right to purchase, right of first refusal, call on production or other burden or encumbrance of any kind in respect of such Property. For purposes of this Agreement, the Company or any of its Subsidiaries or any Partnership shall be deemed to own subject to a Lien any Property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such Property.

       "Loans" shall mean the loans provided for by Section 2.01 hereof and
        -----
shall include Revolving Credit Loans and Term Loans.

       "Majority Lenders" shall mean Lenders having Percentage Shares equal to
        ----------------
one hundred percent (100%).

       "Margin Stock" shall mean margin stock within the meaning of Regulations
        ------------
U and X.

       "Material Adverse Effect" shall mean a material adverse effect on any of
        -----------------------
the following, either individually or in the aggregate with all other events and circumstances then existing which would be a Default if such events or circumstances were to have a Material Adverse Effect: (a) the consolidated financial condition, business, operations or prospects taken as a whole of the Company and its Consolidated Subsidiaries, (b) the ability of the Company to perform its obligations under any of the Basic Documents or (c) the aggregate value of the security provided to Lenders (or Agent for the benefit of Lenders) under the Security Documents.

       "Material Subsidiary" shall mean, at any time, a Subsidiary of the
        -------------------
Company which as of such time meets the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

       "Maximum Rate" shall mean, with respect to Agent and each Lender, the
        ------------
maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Obligations under laws from time to time applicable to Agent or such Lender.

       "Multiemployer Plan" shall mean a multiemployer plan defined as such in
        ------------------
Section 3(37) of ERISA to which contributions have been made by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA.

       "Notes" shall mean the notes provided for by Section 2.06 hereof.  "Note"
        -----
shall mean any of the Notes.

       "Obligations" shall mean, as at any date of determination thereof, all
        -----------
obligations of the Obligors, now existing or hereafter arising, owing to Agent or any Lender under this Agreement, the Notes or any other Basic Document, whether for principal, interest, fees, expenses or otherwise.

       "Obligors" shall mean the Company and each of the Subsidiary Guarantors.
        --------

       "Oil and Gas Properties" shall mean the Hydrocarbon Interests; the
        ----------------------
Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization agreements, pooling agreements and declarations of pooled units and the units created thereby (including, without limitation, all units created under orders, regulations and rules of any governmental body or agency having jurisdiction) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange, transporting, treating or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced from or attributable to the Hydrocarbon Interests, the lands covered thereby and all oil in tanks and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in anywise appertaining, belonging, affixed or incidental to the Hydrocarbon Interests, Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property primarily located or used elsewhere but which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, improvements, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

       "Original Agreement" shall have the meaning assigned to such term in the
        ------------------
second paragraph of this Agreement.

       "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity
        ----
succeeding to any or all of its functions under ERISA.

       "Partnerships" shall mean the partnerships in which the Company or any of
        ------------
its Subsidiaries owns a general partnership interest (including, without limitation, those listed in Schedule 7.21 hereof) other than (i) any partnership regarded as such solely for Federal income tax purposes if such partnership has made or is deemed to have made an election to be excluded from Subchapter K, Chapter 1, Subtitle A of the Code as permitted by Section 761 of the Code and the regulations thereunder and (ii) any partnership of which all of the partnership interests are owned, directly or indirectly, by the Company and/or any of its Subsidiaries.

       "Percentage Share" shall mean, with respect to any Lender (a) when used
        ----------------
in Section 2.01 or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on the signature pages of this Agreement, or with respect to a Person who shall become a Lender after the date of this Agreement, the percentage of the Commitment and Loans assigned to and assumed by such Lender, as set forth in the assignment made pursuant to Section 11.06(b), and (b) when used otherwise, the percentage equal to the unpaid principal balance of such Lender's Loans at the time in question divided by the aggregate unpaid principal balance of all Loans at such time.

       "Permitted Investments" shall mean, for any Person:  (a) direct
        ---------------------
obligations of the United States of America, or of any agency thereof, or obligations guaranteed as to principal and interest by the United States of America, or of any agency thereof, in either case maturing not more than 90 days from the date of acquisition thereof by such Person; (b) certificates of deposit issued by (i) Bank First of Oklahoma not exceeding an aggregate principal amount of $1,500,000 or (ii) any bank or trust company organized under the laws of the United States of America or any state thereof and having capital, surplus and undivided profits of at least $500,000,000, maturing not more than 90 days from the date of acquisition thereof by such Person; and (c) commercial paper rated A-1 or better or P-1 by Standard & Poor's Corporation or Moody's Investors Services, Inc., respectively, maturing not more than 90 days from the date of acquisition thereof by such Person.

       "Person" shall mean any individual, corporation, company, voluntary
        ------
association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

       "Plains Marketing" shall mean Plains Marketing & Transportation, Inc., a
        ----------------
Delaware corporation and a Wholly-Owned Subsidiary of the Company and the corporate successor to Sunnybrook Transmission, Inc.

       "Plan" shall mean an employee benefit or other plan established or
        ----
maintained by the Company or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

       "PMCT" shall mean PMCT Inc., a Delaware corporation, a Wholly-Owned
        ----
subsidiary of the Company.

       "Post-Default Rate" shall mean, in respect of any principal of any Loan
        -----------------
or any other amount under this Agreement, the Notes or any other Basic Document that is not paid when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 3% above the Base Rate as in effect from time to time plus the Applicable Margin (provided that, if the amount so in default is principal of a Eurodollar Loan and the due date thereof is a day other than the last day of an Interest Period therefor, the "Post-Default Rate" for such principal shall be, for the period from and including such due date to but excluding the last day of such Interest Period, 3% above the interest rate for such Loan as provided in
Section 3.02(b) hereof and, thereafter, the rate provided for above in this definition). In no event shall the Post-Default Rate exceed the Maximum Rate.

       "Prime Rate" shall mean the arithmetic average of the rates of interest
        ----------
publicly announced by The Chase Manhattan Bank (National Association), Citibank, N.A. and Morgan Guaranty Trust Company of New York (or their respective successors) as their respective prime commercial lending rates (or, as to any such bank that does not announce such a rate, such bank's "base" or other rate determined by Agent to be the equivalent rate announced by such bank), except that, if any such bank shall, for any period, cease to announce publicly its prime commercial lending (or equivalent) rate, Agent shall, during such period, determine the "Prime Rate" based upon the arithmetic average of the prime commercial lending (or equivalent) rates announced publicly by the other such banks.

       "Principal Office" shall mean the principal office of each Lender, as set
        ----------------
forth on the signature pages hereto.

       "Property" shall mean any right or interest in or to property of any kind
        --------
whatsoever, whether real, personal or mixed and whether tangible or intangible.

       "Quarterly Dates" shall mean the first Business Day of May, August,
        ---------------
November and February in each year, the first of which shall be the first such day after the Closing Date.

       "Regulations D, U and X" shall mean, respectively, Regulations D, U and X
        ----------------------
of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.

       "Regulatory Change" shall mean any change after the date of this
        -----------------
Agreement in United States Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks (including any Lender who is such a bank) of or under any United States Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

       "Release" shall have the meaning assigned to such term in Section 7.20(b)
        -------
hereof.

       "Reserve Requirement" shall mean, for any Interest Period for any
        -------------------
Eurodollar Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined or (ii) any category of extensions of credit or other assets which includes Eurodollar Loans.

       "Revolving Credit Loan" shall have the meaning assigned to such term in
        ---------------------
Section 2.01(a) hereof.

       "Revolving Credit Termination Date" shall mean the earlier of (a) May 1,
        ---------------------------------
1998 and (b) the date on which the Commitment is reduced to zero or terminated pursuant to Section 2.03 hereof.

       "Security Documents" shall mean, collectively, each Security Document
        ------------------
listed on Schedule 6.01(g) attached hereto and all Uniform Commercial Code financing statements required by this Agreement or any Security Document to be filed with respect to the security interests in personal Property and fixtures created pursuant to any Security Document and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by the Company and any of its Subsidiaries to, Agent or any Lender in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any other duties and obligations under the Basic Documents.

       "Senior Subordinated Indenture" shall mean that certain Indenture dated
        -----------------------------
as of March 15, 1996 among the Company, Subsidiary Guarantors and Texas Commerce Bank

National Association, as Trustee, as amended or modified from time to time in compliance with Section 8.23.

       "Senior Subordinated Notes" shall mean the 10 1/4% senior subordinated
        -------------------------
notes due 2006 in the aggregate principal amount of $150,000,000 issued by the Company pursuant to the Senior Subordinated Indenture.

       "Society of Petroleum Engineers" shall mean the Society of Petroleum
        ------------------------------
Engineers of the American Institute of Petroleum or any successor organization or, if there is no successor organization, a similar organization designated by Agent.

       "Subordinated Indebtedness" shall mean, collectively, (i) Indebtedness of
        -------------------------
the Company and its Subsidiaries listed in Schedule 8.09 hereto which is identified as subordinated indebtedness on such Schedule 8.09, (ii) Indebtedness of the Company evidenced by the Senior Subordinated Notes and the Indebtedness of its Subsidiaries from time to time evidenced by the guaranties of such Senior Subordinated Notes, and (iii) other Indebtedness for which the Company is directly and primarily liable, in respect of which none of its Subsidiaries is contingently or otherwise obligated and which is subordinated to the obligations of the Company to pay principal of and interest on the Loans and the Notes hereunder on terms satisfactory to Majority Lenders, which contain other terms (including interest rate, amortization and financial covenants) satisfactory to Majority Lenders and where the aggregate Indebtedness of the Company and the Company's ability to pay its Indebtedness when due, after giving effect to such Subordinated Indebtedness, is satisfactory to Majority Lenders.

       "Subsidiary" shall mean, for any Person, any corporation or other entity
        ----------
of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person; provided that the term
                                                    --------
"Subsidiary" shall not include any of the Partnerships other than any
 ----------
Partnership of which all of the partnership interests are owned, directly or indirectly, by the Company and/or any of its Subsidiaries. "Wholly-Owned
                                                             ------------
Subsidiary" shall mean any such corporation or other entity of which all of such
- ----------
securities or other ownership interests (other than, in the case of a corporation, directors' qualifying shares) are so owned or controlled.

       "Subsidiary Guaranty" shall mean a Guaranty guaranteeing some or all of
        -------------------
the Obligations executed by one or more Subsidiary Guarantors or any Subsidiary of the Company which now or hereafter executes and delivers a Guaranty in favor of Lenders (or Agent for the benefit of Lenders), as the same shall be amended, modified and supplemented and in effect from time to time. "Subsidiary Guaranties" shall mean, collectively, all Subsidiary Guaranties.

       "Subsidiary Guarantor" shall mean each of the following Subsidiaries of
        --------------------
the Company: Stocker Resources, L.P., Calumet Florida, Inc., Plains Illinois Inc., Plains Marketing & Transportation Inc., Plains Resources International Inc., Plains Terminal & Transfer Corporation, PRI Producing Inc., PLX Crude Lines Inc., Stocker Resources, Inc. and PLX Ingleside Inc.

       "Support Letter of Credit" shall mean that certain Letter of Credit No.
        ------------------------
672917 dated August 23, 1995, issued by Agent for the benefit of The First National Bank of Boston, as agent, for the account of the Company, in the face amount of $1,000,000, expiring June 30, 1996, as from time to time extended or replaced, which secures a guaranty by the Company of the Indebtedness of Plains Marketing and its Wholly-Owned Subsidiaries under the Bank of Boston/ING Capital Facility.

       "Tangible Net Worth" shall mean, as at any date, the sum for the Company
        ------------------
and its Consolidated Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

       (a) the amount of capital stock, plus

       (b) the amount of surplus and retained earnings (or in the case of a surplus or retained earnings deficit, minus the amount of such deficit), minus

       (c) the sum of the following: cost of treasury shares and the book value of all assets which should be classified as intangibles (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to December 31, 1995.

       "Term Loan" shall have the meaning assigned to such term in Section
        ---------
2.01(b) hereof.

       "Type" shall have the meaning assigned that term in Section 1.04 hereof.
        ----

        1.02  Oil and Gas Terms.  As used herein, the terms "reserves," "proved
              -----------------
reserves," "proved developed reserves," "proved developed producing reserves," "proved developed nonproducing reserves" and "proved undeveloped reserves" shall have the meanings given such terms from time to time by the Society of Petroleum Engineers.

        1.03  Accounting Terms and Determinations.  (a)  Except as otherwise
              -----------------------------------
expressly provided herein, all accounting terms used herein shall be interpreted, all determinations and calculations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be delivered to Agent and Lenders hereunder shall be prepared, in accordance with generally accepted accounting principles as in effect from time to time applied on a basis consistent with that used in the preparation of the latest financial statements furnished to Agent and Lenders hereunder (which, prior to the first financial statements delivered under Sections 8.01(a), (b) and (c) hereof, shall mean the financial statements referred to in Section 7.02 hereof).

       (b) To enable the ready and consistent determination of compliance with the covenants set forth in Sections 8.12 and 8.13 hereof, the Company will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

        1.04  Types of Loans.  Loans hereunder are distinguished by "Type".  The
              --------------
"Type" of a Loan refers to whether such Loan is a Base Rate Loan or a Eurodollar Loan, each of which constitutes a Type.

        Section 2.  The Commitment.
                    --------------

        2.01  Loans.  (a)  Each Lender agrees, on the terms of this Agreement,
              -----
to make revolving credit loans to the Company in Dollars during the period from and including the Closing Date to but excluding the Revolving Credit Termination Date (each, such Lender's "Revolving Credit Loans") in an aggregate principal
                           ----------------------
amount at any one time outstanding up to but not exceeding the amount of such Lender's Percentage Share of the Commitment as in effect from time to time, provided that at no time shall the Revolving Credit Loans outstanding be in
- --------
excess of the Adjusted Borrowing Base as then in effect. Subject to the terms of this Agreement, during such period the Company may borrow, repay and reborrow up to the amount of the lesser of the Commitment and the amount of the Adjusted Borrowing Base by means of Base Rate Loans and Eurodollar Loans and may Convert Revolving Credit Loans of one Type into Revolving Credit Loans of another Type (as provided in Section 2.07(a) hereof) or Continue Revolving Credit Loans of one Type as Revolving Credit Loans of the same Type; provided that no more than
                                                     --------
three separate Interest Periods in respect of Eurodollar Loans may be outstanding at any one time.

       (b) Each Lender agrees, on the terms of this Agreement, to make a term loan to the Company by converting the Revolving Credit Loans pursuant to Section 3.01(a) hereof, in Dollars on the Revolving Credit Termination Date (such Lender's "Term Loan") in an amount up to but not exceeding the aggregate unpaid
          ---------
principal amount of such Lender's Revolving Credit Loans outstanding at the opening of business on the Revolving Credit Termination Date, provided that the
                                                              --------
Term Loans shall not exceed the Adjusted Borrowing Base as then in effect. Thereafter, the Company may Convert Term Loans of one Type into Term Loans of another Type (as provided in Section 2.07(a) hereof) or Continue Term Loans of one Type as Term Loans of the same Type; provided that no more than three
                                         --------
separate Interest periods in respect of Eurodollar Loans may be outstanding at any one time.

        2.02  Borrowings.  The Company shall give Agent notice of each borrowing
              ----------
hereunder as provided in Section 4.04 hereof, after which Agent shall give each Lender prompt written notice thereof. On the date specified for each borrowing hereunder, each Lender shall, subject to the terms and conditions of this Agreement, promptly remit to Agent at Agent's Principal

Office the amount of such Lender's Percentage Share of such borrowing in immediately available funds, and upon receipt of such funds, subject to the terms and conditions of this Agreement, Agent shall promptly make available the amount of such borrowing to the Company by depositing the same, in immediately available funds, in an account of the Company designated by the Company. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's Percentage Share of a requested borrowing, Agent may in its discretion assume that such Lender has made its Percentage Share of such requested borrowing available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such borrowing available to the Company and shall use its best efforts to notify the Company of such action, provided, however, that any failure by Agent to notify
                        --------  -------
the Company of such action shall not in any way or manner diminish, nullify or reduce the Company's and such Lender's obligations in the following sentence.
If and to the extent such Lender shall not so make its Percentage Share of such requested borrowing available to Agent, such Lender and the Company severally agree to pay or repay to Agent within three days after demand the amount of such Lender's Percentage Share of such requested borrowing together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is paid or repaid to Agent, such interest to be paid
(i) by such Lender at the Federal Funds Rate plus $200 per day, and (ii) by the
                                             ----
Company at the interest rate applicable at the time to the remainder of the requested borrowing made on such date. The failure of any Lender to make its Percentage Share of any requested borrowing available to Agent hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its Percentage Share of such requested borrowing available to Agent, but no Lender shall be responsible for any other Lender's failure to make its Percentage Share of any requested borrowing available to Agent.

        2.03  Changes of Commitment.  (a)  The Company shall make any mandatory
              ---------------------
prepayments required by Section 2.07(b) hereof resulting from such Commitment reduction on the date of such Commitment reduction. The reduction in the Commitment under this Section 2.03(a) shall be in addition to any reduction in the Commitment pursuant to Section 2.03(b) below.

       (b) The Company shall have the right at any time or from time to time (i) so long as no Loans are outstanding, to terminate the Commitment and (ii) to reduce the unused amount of the Commitment; provided that (x) the Company shall
                                            --------
give notice of each such termination or reduction as provided in Section 4.04 hereof, and (y) each partial reduction shall be in an amount at least equal to $500,000 and in multiples of $100,000 in excess thereof.

       (c) The Commitment shall be automatically reduced to zero at the close of business on the Revolving Credit Termination Date.

       (d) The Commitment once terminated or reduced may not be reinstated.

        2.04  Commitment and Agency Fees.  (a)  The Company shall pay to Agent
              --------------------------
for the account of each Lender a commitment fee on the lesser of the daily average unused amount of such Lender's Percentage Share of the Commitment and the daily average unused amount of the Adjusted Borrowing Base, for the period from and including the date hereof to but not including the earlier of the date the Commitment is terminated and the Revolving Credit Termination Date, at a rate per annum equal to one-half of one percent (0.5%). Accrued commitment fees (including commitment fees accruing under the Original Agreement during the period from January 1, 1996 through and including the date hereof) shall be payable on each Quarterly Date and on the earlier of the date the Commitment is terminated or the Revolving Credit Termination Date.

       (b) The Company shall pay to Agent for its own account an agency fee pursuant to a letter agreement of even date herewith between Agent and the Company.

        2.05  Lending Offices.  The Loans of each Type shall be made and
              ---------------
maintained at each Lender's Applicable Lending Office for Loans of such Type.

        2.06  Notes.  (a)  Each Lender's Loans shall be evidenced by a single
              -----
promissory note (such Lender's "Note" and collectively, the "Notes") of the
                                ----                         -----
Company substantially in the form of Exhibit "A" hereto, dated the Closing Date, payable to such Lender at the Principal Office of Agent, in a principal amount equal to the amount of such Lender's Percentage Share of the Commitment as originally in effect and otherwise duly completed, such Notes to be given in renewal and extension of, but not in extinguishment or novation of, those certain Promissory Notes dated December 20, 1995 in the original aggregate principal amount of $75,000,000 issued by the Company under the Original Agreement.

       (b) The date, amount, Type, interest rate, and duration of Interest Period (if applicable) of each Loan made by each Lender to the Company, and each payment made on account of the principal thereof, shall be recorded by Agent on its books and by such Lender on its books and, prior to any transfer of such Lender's Note, endorsed by such Lender on the schedule attached to such Lender's Note or any Continuation thereof; provided that the failure of such Lender to
                                  --------
make any such recordation or endorsement shall not affect the obligations of the Company to make a payment when due of any amount owing under such Lender's Note.

       (c) No Lender shall be entitled to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise, except in connection with a permitted assignment of all or any portion of its Percentage Share of the Commitment, its Loans and its Note pursuant to Section 11.06(b) hereof.

        2.07  Prepayments and Conversions or Continuations of Loans.  (a)
              -----------------------------------------------------
Optional.  Subject to Section 4.03 hereof, the Company shall have the right to
- --------
prepay Loans, or to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time; provided that: (i) the Company shall give Agent and each Lender notice
         --------
of each such prepayment, Conversion or Continuation as provided in Section 4.04 hereof and (ii) a Eurodollar Loan may be prepaid or converted only on the last day of an Interest Period for such Loan. Notwithstanding the foregoing, and without limiting the rights and remedies of Agent and Lenders under Section 10 hereof, in the event that any Event of Default shall have occurred and be continuing, Majority Lenders may suspend the right of the Company to Convert any Loan into a Eurodollar Loan, or to Continue any Loan as a Eurodollar Loan, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.

       (b) Mandatory.  The Company shall from time to time prepay the Loans in
           ---------
such amounts as shall be necessary so that at all times (i) the aggregate outstanding principal amount of the Revolving Credit Loans and the Term Loans, as the case may be, shall be less than or equal to the Adjusted Borrowing Base then in effect (unless the Company shall have provided additional collateral acceptable to Majority Lenders in their sole discretion) and (ii) the aggregate outstanding principal amount of the Revolving Credit Loans shall be less than or equal to the Commitment then in effect.

       (c) Inverse Order.  After the Revolving Credit Termination Date, all
           -------------
optional and mandatory prepayments made on the Term Loans pursuant to Sections 2.07(a) and (b) above shall be applied to the scheduled installments of the Term Loans in inverse order of their maturity.

        2.08  Borrowing Base.  (a)  During the period commencing on the Closing
              --------------
Date and ending on the date the first redetermination of the Borrowing Base becomes effective, the Borrowing Base shall be $125,000,000.

       (b) Majority Lenders shall endeavor on each May 1 and October 1, commencing on October 1, 1996, and may at any time upon the occurrence of any event or change which in the reasonable judgment of such Majority Lenders would have a Material Adverse Effect or a material adverse change in the value or nature of the Oil and Gas Properties included in the Borrowing Base from the most recent redetermination pursuant to this Section 2.08 or upon the incurrence of additional Subordinated Indebtedness, of not less than $10,000,000, redetermine the amount of the Borrowing Base in accordance with this Section
2.08. The Company may from time to time request in writing a redetermination of the Borrowing Base (a "Special Redetermination") on a date other than May 1 or
                       ------- ---------------
October 1, by delivering to each Lender additional Company Reserve Reports and other relevant information (including, without limitation, as to any additional Indebtedness of the Obligors) that any Lender may request and as otherwise provided in Section 8.04 hereof.

       (c) Upon receipt of each Engineering Report required by Section 8.04 hereof or as furnished pursuant to Section 2.08(b) hereof and such other financial statements, reports, data and supplemental information as may from time to time be reasonably requested by any Lender, together with a certificate from a senior officer of the Company that (i) to the best of his knowledge, the information upon which such Engineering Report is based is true and complete in all material respects, (ii) identifies the properties covered by such Engineering Report that have not been previously included in any prior Engineering Reports, (iii) no Properties mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, listing all Properties mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents sold in such detail as reasonably required by Agent, (iv) except as set forth on an exhibit to the certificate, the Company owns good and defensible title to the Oil and Gas Properties included in such Engineering Report free of all Liens except as permitted by Section 8.08 hereof, (v) Lenders (or Agent for the benefit of Lenders) have valid first and prior liens pursuant to the Security Documents on not less than 80% of the value of all Oil and Gas Properties included in such Engineering Report, and (vi) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take-or-pay or other prepayments with respect to such Oil and Gas Properties which would require the Company to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time, without then or thereafter receiving full payment therefor, which would (1) exceed $100,000 for any individual well, (2) exceed $250,000 in the aggregate or (3) with respect to any individual material well, exceed the proved developed producing reserves attributable to such well. Based upon such information and such other information as any Lender, in its sole reasonable discretion, deems appropriate, Majority Lenders shall endeavor to determine a new Borrowing Base in accordance with the principles described below.

       (d) Determination of the Borrowing Base shall be made by Majority Lenders, in good faith, in the exercise of their respective sole discretion, and in accordance with their respective customary practices and standards in effect from time to time for oil and gas loans to borrowers similar to the Company. In determining the Borrowing Base, Majority Lenders shall adjust the reserve volumes and economics as required by such respective practices and standards of such Lenders. Majority Lenders shall evaluate the proved developed producing reserves and proved developed nonproducing reserves; provided that Majority
                                                     --------
Lenders may, in their respective sole discretion, take into account in determining the Borrowing Base proved undeveloped reserves. Notwithstanding anything to the contrary contained herein, Majority Lenders may, in their respective sole discretion, exclude from the Borrowing Base any Oil and Gas Properties as to which Lenders (i) have not received (x) title opinions that are reasonably acceptable to Agent issued by attorneys competent in the examination of land titles in the states in which such Oil and Gas Properties are located or
(y) other verification of title acceptable to Agent in its sole discretion and
(ii) do not (or Agent for the benefit of Lenders does not) have a valid first priority perfected Lien pursuant to the Security Documents. Prices used may be the prices actually being received by the Company or the prices set by Majority Lenders from time to time and utilized generally in evaluating their respective other oil and gas loans. The pricing, escalation rate and discount factor may be changed from time to time by Majority Lenders in accordance with their respective current oil and gas lending criteria. Majority Lenders' evaluation may consider, but shall not be limited to the following: (i) the Properties included in the Engineering Reports which are Properties mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents, (ii) the degree of title assurance and Lien priority concerning the Properties mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents, (iii) the production history of the reserves of the Company, its Subsidiaries and the Partnerships, (iv) take-or-pay, gas balancing, operating and other agreements affecting the reserves of the Company, its Subsidiaries and the Partnerships, (v) nature of ownership of the reserves, (vi) the existence of other collateral, (vii) the financial condition of the Company, its Subsidiaries and the Partnerships, (viii) the existence of all Liens affecting the Properties of the Company, its Subsidiaries and the Partnerships, and (ix) the total

Indebtedness of the Company, its Subsidiaries and the Partnerships and the debt service thereon.

       (e) Each redetermination of the Borrowing Base shall be effective and applicable for all purposes of this Agreement until the effective date of the next redetermination. Agent shall promptly notify the Company in writing of each redetermination of the Borrowing Base made by Majority Lenders. Until such notification, the Borrowing Base established for the immediately preceding period shall remain in effect, and thereafter the new Borrowing Base as set forth in such notification shall be in effect.

        2.09  Support Letter of Credit.  (a)  The Company and Lenders hereby
              ------------------------
acknowledge and agree that (i) the Support Letter of Credit shall be deemed to have been issued hereunder, (ii) the reimbursement obligations of the Company relating to the Support Letter of Credit constitute Obligations hereunder, (iii) such Obligations are secured by the Security Documents, including without limitation the Subsidiary Guaranties, and (iv) the Support Letter of Credit and any related applications and agreements executed in connection therewith are Basic Documents.

       (b) Upon the honoring by Agent of any draft or demand under the Support Letter of Credit, such payment shall constitute a loan by Agent to the Company. The Company hereby promises to pay to Agent, or to Agent's order, immediately on demand, the full amount of such Obligation. Upon such demand by Agent of the full amount of such Obligations, Lenders may without notice to the Company, but shall have no obligation to, make Revolving Credit Loans to the Company in the amount of such Obligation, which shall be immediately used by Agent to repay such Obligation. Commencing upon demand by Agent for payment of any Obligation resulting from honoring such draft or demand under the Support Letter of Credit, interest shall accrue on the unpaid portion thereof for the account of the Company at the Post-Default Rate. Agent may, but shall have no obligation to, notify the Company of the presentation of any such draft or demand prior to honoring such draft, and, upon any such notice, the Company may request Lenders to make Revolving Credit Loans to the Company in the amount of such draft or demand, which Revolving Credit Loans may be made concurrently with Agent's payment of such draft or demand and shall be immediately used by Agent to repay the amount of the Obligation resulting from honoring such draft or demand. Any such request by the Company shall comply in all respects with the provisions of this Agreement.

       (c) Agent irrevocably agrees to grant and hereby grants to each Lender, and each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from Agent, on the terms and conditions hereinafter stated and for such Lender's own account and risk an undivided interest equal to such Lender's Percentage Share of Agent's obligations and rights under the Support Letter of Credit and the amount of each draft or demand paid by Agent thereunder. Each Lender unconditionally and irrevocably agrees with Agent that, if any such draft or demand is paid for which Agent is not reimbursed in full by the Company in accordance with the terms hereof and the other Basic Documents, such Lender shall (in all circumstances and without set-off or counterclaim) pay to Agent on demand, in immediately available funds at Agent's address for notices hereunder, such Lender's Percentage Share of such draft or demand (or any portion thereof which has not been reimbursed by the Company). Each Lender's obligation to make such payment to Agent is irrevocable and unconditional. If any amount required to be paid by any Lender to Agent hereunder is paid within three Business Days after the due date, Agent shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate plus $200 per day. If any amount required to be paid by any Lender to Agent
- ----
hereunder is not paid within three Business Days after the due date, Agent shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Post-Default Rate. Whenever Agent receives payment of any Lender's Percentage Share of any such draft of demand, if Agent thereafter receives any payment thereof or any payment of interest thereon (whether directly from the Company or otherwise, and excluding only interest for any period prior to Agent's demand that such Lender make such payment of its Percentage Share), Agent will distribute to such Lender its Percentage Share of the amounts so received by Agent; provided, however,
                                                          --------  -------
that if any such payment must thereafter be returned by Agent, such Lender shall return to Agent the portion thereof previously distributed to such Lender. A written advice setting forth in reasonable detail the amounts owing hereunder, submitted by Agent to the Company or any Lender from time to time, shall be conclusive, absent manifest error, as to the amounts thereof.

       (d) In consideration of each Lender's acceptance and purchase from Agent of an undivided interest equal to such Lender's Percentage Share of Agent's obligations and rights under the Support Letter of Credit as set forth above, Agent hereby agrees to pay to each Lender for such Lender's account such Lender's Percentage Share of the quarterly letter of credit fee paid by the Company to Agent in connection with the Support Letter of Credit.

        Section 3.  Payments of Principal and Interest.
                    ----------------------------------

        3.01  Repayment of Term Loans.  (a)  Subject to the terms of this
              -----------------------
Agreement, the aggregate outstanding principal of the Revolving Credit Loans shall convert to Term Loans on the Revolving Credit Termination Date.

       (b) The Company will repay the principal of the Term Loans in twenty installments payable on each Quarterly Date beginning August 1, 1998, with the final installment being due and payable on or before May 1, 2003. Each such installment shall be equal to one-twentieth of the original principal amount of the Term Loans as of the Revolving Credit Termination Date. In any event all unpaid principal and interest shall be due and payable in full on the final maturity of May 1, 2003. As set forth in Section 2.07(c), all optional and mandatory prepayments made on the Term Loans shall be applied to the scheduled installments in inverse order of their maturity.

        3.02  Interest.  The Company hereby promises to pay to Agent for the
              --------
account of each Lender interest on the unpaid principal amount of each Lender's Loans for the period from and including the date of such Lender's Loans to but excluding the date such Lender's Loans shall be paid in full, at the following rates per annum:

       (a) during such periods as such Lender's Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin; and
                                           ----

       (b) during such periods as such Lender's Loan is a Eurodollar Loan, for each Interest Period relating thereto, the Eurodollar Rate for such Loan for such Interest Period plus the Applicable Margin.

Notwithstanding the foregoing, the Company hereby promises to pay to Agent and each Lender (without duplication) interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Company hereunder or under any Note which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable (i) in the case of a Base Rate Loan, quarterly on the Quarterly Dates, (ii) in the case of a Eurodollar Loan, on the last day of each Interest Period therefor (and if such Interest Period is longer than three months, at three month intervals following the first day of such Interest Period) and (iii) in the case of any Eurodollar Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Post-Default Rate shall be payable from time to time on demand. Promptly after the determination of any interest rate provided for herein or any change therein, Agent shall give notice thereof to the Company. Notwithstanding anything to the contrary herein, in no event shall the interest on any principal of any Loan or on any other amount payable by the Company hereunder or under the Notes exceed the Maximum Rate.

        Section 4.  Payments; Computations; Etc.
                    ----------------------------

        4.01  Payments.  (a)  Except to the extent otherwise provided herein,
              --------
all payments of principal, interest and other amounts to be made by the Company under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by the Company under any other Basic Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Agent, for the account of the Lender to whom such payment is owed, as set forth on the signature pages hereto (or such other account as directed by Agent through notice pursuant to Section 11.02 hereof), not later than 1:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

       (b) Any Lender may (but shall not be obligated to) debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Company with such Lender (with notice to Agent and the Company).

       (c) The Company shall, at the time of making each payment under this Agreement or the Notes, specify to Agent the Loans or other amounts payable by the Company hereunder to which such payment is to be applied. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and Lenders shall apply all such money they receive from Agent, as follows:

       (i) first, for the payment of all Obligations which are then due (and if such money is insufficient to pay all such Obligations, first to any reimbursements due Agent under Sections 8.06(d) or 11.03 and then to the partial payment of all other Obligations then due in proportion to the amounts thereof, or as Lenders shall otherwise agree);

       (ii) then for the prepayment of amounts owing under the Basic Documents (other than principal on the Notes) if so specified by the Company;

       (iii) then for the prepayment of principal on the Notes, together with accrued and unpaid interest on the principal so prepaid; and

       (iv)  last, for the payment or prepayment of any other Obligations.

All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections 2.07(c) and 3.01 hereof. All distributions of amounts described in any of clauses (ii), (iii) or (iv) above shall be made by Agent pro rata to Agent and each Lender that is owed Obligations under such clause, in proportion to all amounts owed to Agent and all Lenders that are owed Obligations under such clause.

       (d) If the due date of any payment under this Agreement or the Notes would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

        4.02  Computations.  Interest on Base Rate Loans and Eurodollar Loans
              ------------
and all fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last say) occurring in the period for which payable.

        4.03  Minimum Amounts.  Each borrowing, Conversion and prepayment of
              ---------------
principal of Loans shall be in an amount at least equal to $100,000 and in multiples of $100,000 in excess thereof (borrowings, Conversions or prepayments of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder to be deemed separate borrowings, Conversions and prepayments for purposes of the foregoing, one for each Type or Interest Period). Anything in this Agreement to the contrary notwithstanding, the aggregate principal amount of Eurodollar Loans having the same Interest Period shall be in an amount at least equal to $100,000 and in multiples of $100,000 in excess thereof and, if any Eurodollar Loans would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.

        4.04  Certain Notices.  Notices by the Company to Agent and Lenders of
              ---------------
terminations or reductions of the Commitment, of borrowings, Conversions, Continuations and optional prepayments of Loans, and of Types of Loans and of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Agent and each Lender not later than 11:00 a.m. New York time on at least the number of Business Days prior to the date of the relevant termination, reduction, borrowing, Conversion, Continuation or prepayment or the first day of such Interest Period specified below:


                                 Number of Business
      Notice                         Days Prior
      ------                     ------------------

Termination or reduction
of the Commitment                           2

Borrowing or prepayment of,
or Conversions into,
Base Rate Loans                             1

Borrowing or prepayment of,
Conversions into, Continuations
as, or duration of Interest
Period for, Eurodollar Loans                3

Each such notice of termination or reduction shall specify the amount of the Commitment to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or optional prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section
4.03 hereof) and Type of each Loan to be borrowed, Converted, Continued or prepaid and the date of borrowing, Conversion, Continuation or optional prepayment (which shall be a Business Day). Each such notice of the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. In the event that the Company fails to select the Type of Loan, or the duration of any Interest Period, for any Eurodollar Loan within the time period and otherwise as provided in this Section 4.04, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan or (if outstanding as a Base Rate Loan) will remain as, or (if not then outstanding) will be made as, a Base Rate Loan.

        4.05  Set-off.  The Company agrees that, in addition to (and without
              -------
limitation of) any right of set-off, banker's lien or counterclaim any Lender may otherwise have, any Lender shall be entitled, at its option, to offset balances held by it for account of the Company at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of the Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such balances are then due to the Company), in which case it shall promptly notify Agent and the Company thereof, provided that
                                                                   --------
such Lender's failure to give such notice shall not affect the validity thereof.

        Section 5.  Yield Protection, Etc.
                    ----------------------

        5.01  Additional Costs.  (a)  The Company shall pay to each Lender from
              ----------------
time to time such amounts as such Lender may determine to be necessary to compensate it for any costs of such Lender which such Lender determines are attributable to its making or maintaining of any Eurodollar Loans or its obligation to make any Eurodollar Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any Regulatory Change
                     ----------------
which:

       (i) changes the basis of taxation of any amounts payable to such Lender under this agreement or its Note in respect of any of such Loans (other than taxes imposed on or measured by the overall net income of such Lender or of its Applicable Lending Office for any of such loans by the jurisdiction in which such Applicable Lending Office or the Principal Office is located); or

       (ii) imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement utilized in the determination of the Eurodollar Rate for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including any of such Loans or any deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof), or any commitment of such Lender (including the Commitment of such Lender hereunder); or

       (iii) imposes any other condition affecting this Agreement or the Notes (or any of such extensions of credit or liabilities) or the Commitment.

If any Lender requests compensation from the Company under this Section 5.01(a), the Company may, by notice to such Lender, suspend the obligation of such Lender to make or Continue Eurodollar Loans, or to Convert Base Rate Loans into Eurodollar Loans, until the Regulatory Change giving rise to such request ceases to be in effect.

       (b) Without limiting the effect of the provisions of Section 5.01(a) above, in the event that, by reason of any Regulatory Change, any Lender either
(i) incurs Additional Costs based on or measured by the excess above a specified level of the amount of a category of deposits or other liabilities of such Lender which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or a category of extensions of credit or other assets of such Lender which includes Eurodollar Loans or (ii) becomes subject to restrictions on the amount of such a category of liabilities or assets which it may hold, then, if such Lender so elects by notice to the Company, the obligation of such Lender to make or Continue, or to Convert Base Rate Loans into, Eurodollar Loans hereunder shall be suspended until such Regulatory Change ceases to be in effect.

       (c) Without limiting the effect of the foregoing provisions of this
Section 5.01 (but without duplication), the Company shall pay to any Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs of such Lender which it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing, after the Closing Date, any risk-based capital guideline or requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) heretofore or hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basle Accord (including, without limitation, the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) and the Final Risk-Based Capital Guidelines of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A)), of capital in respect of the Commitment or Loans or Support Letter of Credit and commitment and loans and letters of credit of similar type (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request). For purposes of this Section 5.01(c), "Basle Accord" shall mean the proposals for
                                   ------------
risk-based capital framework described by the Basle Committee on Lending Regulations and Supervisory Practices in its paper entitled "International Convergence of Capital Measurement and Capital Standards" dated July 1988, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

       (d) A Lender shall notify the Company of any event occurring after the date of this Agreement that will entitle such Lender to compensation under Sections 5.01(a) or (c) above as promptly as practicable, but in any event within 90 days, after such Lender obtains actual knowledge thereof; provided,
                                                                    --------
that (i) if such Lender fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 5.01 in respect of any costs resulting from such event, only be entitled to payment under this Section 5.01 for costs incurred from and after the date 90 days prior to the date that such Lender does give such notice and (ii) such Lender will designate a different Applicable Lending Office for the Loans affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America. Each Lender will furnish to the Company a certificate setting forth the basis and amount of each request by such Lender for compensation under Sections 5.01(a) or (c) above. Determinations and allocations by a Lender for purposes of this Section
5.01 of the effect of any Regulatory Change pursuant to Sections 5.01(a) or (b) above, or of the effect of capital maintained pursuant to Section 5.01(c) above, on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 5.01, shall, absent manifest error, be conclusive, provided that such determinations and allocations
                               --------
are made on a reasonable basis.

        5.02  Limitation on Types of Loans.  Anything herein to the contrary
              ----------------------------
notwithstanding, if, on or prior to the determination of any Eurodollar Rate for any Interest Period, any Lender determines (which determination shall, absent manifest error, be conclusive) that:

       (a) quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Eurodollar Loans as provided herein; or

       (b) the relevant rates of interest referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Eurodollar Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lender of making or maintaining Eurodollar Loans for such Interest Period;

then such Lender shall give the Company prompt notice thereof, and so long as such condition remains in effect, such Lender shall be under no obligation to make additional Eurodollar Loans, to Continue Eurodollar Loans or to Convert Base Rate Loans into Eurodollar Loans and the Company shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or Convert such Loans into Base Rate Loans in accordance with Section 2.07 hereof.

        5.03  Illegality.  Notwithstanding any other provision of this
              ----------
Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain Eurodollar Loans hereunder, then such Lender shall promptly notify the Company thereof and such Lender's obligation to make or Continue, or to Convert Loans of any other Type into, Eurodollar Loans shall be suspended until such time as such Lender may again make and maintain Eurodollar Loans and the Company shall, upon the request of such Lender, prepay any of such Loans then outstanding hereunder together with accrued interest thereon.

        5.04  Treatment of Affected Loans.  If the obligation of any Lender to
              ---------------------------
make Eurodollar Loans shall be suspended pursuant to Section 5.01 or 5.03 hereof (Loans of such type being herein called "Affected Loans" and such type being
                                         --------------
herein called the "Affected Type"), all Loans which would otherwise be made by
                   -------------
such Lender as Loans of the Affected Type shall be made instead as Base Rate Loans and, if an event referred to in Sections 5.01(b) or 5.03 hereof has occurred and such Lender so requests by notice to the Company, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice (which date for Affected Loans, subject to the event referred to in Section 5.01(b) hereof, shall be the last day of the then current Interest Period for outstanding Eurodollar Loans or, if such Lender waives any requirements for the payment of Additional Costs in respect of an earlier date, such earlier date as is specified in such notice) and, to the extent that Affected Loans are so made (or converted), all payments of principal which would otherwise be applied to such Lender's Affected Loans shall be applied instead to such Loans.

        5.05  Compensation.  The Company shall pay to any Lender, upon the
              ------------
request of such Lender, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense of such Lender which such Lender determines is attributable to:

       (a) any payment, prepayment or Conversion of a Eurodollar Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10 hereof) on a date other than the last day of the Interest Period for such Loan; or

       (b) any failure by the Company for any reason (including, without limitation, the failure of any of the conditions precedent specified in Section 7 hereof to be satisfied) to borrow a Eurodollar Loan on the date for such borrowing specified in the relevant notice of borrowing given pursuant to
Section 2.02 hereof.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which otherwise would have accrued on the principal amount so paid prepaid or Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest which otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

        Section 6.  Conditions Precedent.
                    --------------------

        6.01  Initial Loan.  The obligation of each Lender to make the initial
              ------------
Loan hereunder is subject to the receipt by each Lender of the following documents, each of which shall be satisfactory to each Lender in form and substance:

       (a) Corporate Documents.  The following documents, each certified as
           -------------------
indicated below:

       (i) a copy of the charter, as amended, of the Company certified by the Secretary of State of Delaware, a copy of the charter, as amended, of each Subsidiary Guarantor of the Company certified by the Chief Financial Officer or the Secretary of the Company, a certificate dated as of a recent date as to the good standing of and charter documents filed by such Obligor from the Secretary of State of its jurisdiction of incorporation, and certificates dated as of a recent date issued by appropriate officials in each state in which such Obligor owns property subject to any Security Document as to such Obligor's good standing and due qualification to do business;

          (ii) a certificate of the Secretary or an Assistant Secretary of each Obligor, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such Person as in effect on the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of such Person authorizing the execution, delivery and performance of such of the Basic Documents to which such Person is or is intended to be a party and the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the charter of such Person has not been amended since the date of the certification thereto furnished pursuant to Section 6.01(a)(i) above, and (D) as to the incumbency and specimen signature of each officer of such Person executing such of the Basic Documents to which such Person is intended to be a party and each other document to be delivered by such Person from time to time in connection therewith (and Agent and Lenders may conclusively rely on such certificate until it receives notice in writing from such Person);

       (iii) a certificate of another officer of each Obligor as to the incumbency and specimen signature of the Secretary or Assistant Secretary, as the case may be, of such Obligor, and a corresponding certificate of another officer of such Obligor as to its signing officers.

       (b) Officer's Certificate.  A certificate of the President or Chief
           ---------------------
Financial Officer to the effect set forth in the first sentence of Section 6.02 hereof.

       (c) Opinion of General Counsel to the Obligors.  An opinion of Michael R.
           ------------------------------------------
Patterson, general counsel to the Obligors, substantially in the form of Exhibit "C" hereto.

       (d) Opinions of Special Counsel to the Obligors.  An opinion of Fulbright
           -------------------------------------------
& Jaworski L.L.P., special Texas and New York counsel to the Obligors, substantially in the form of Exhibit "D" hereto.

       (e) Opinions of Special Counsel to Agent.  An opinion of Thompson &
           ------------------------------------
Knight, special Texas counsel to Agent, in form and substance satisfactory to Agent.

       (f) Notes.  Each Lender's Note, duly completed and executed.
           -----

       (g) Security Documents.  Each Security Document listed on Schedule
           ------------------
6.01(g) attached hereto, duly executed and delivered by each party thereto.

       (h) Insurance.  Certificates of insurance evidencing the existence of all
           ---------
insurance required to be maintained by the Company pursuant to Section 8.06 hereof, such certificates to be in such form and contain such information as is specified in said Section 8.06. In addition, the Company shall have delivered a certificate of a senior officer of the Company setting forth the insurance obtained by it in accordance with the requirements of said Section 8.06 and stating that such insurance is in full force and effect and that all premiums then due and payable thereon have been paid.

       (i) Environmental Compliance Certificate.  A certificate of the President
           ------------------------------------
or Chief Financial Officer of the Company substantially in the form attached hereto as Exhibit "E".

       (j) Subsidiary Guaranty.  A Subsidiary Guaranty by each of the
           -------------------
Subsidiaries other than PMCT, substantially in the form attached hereto as Exhibit B-1 (as to each Subsidiary Guarantor other than Stocker Resources, L.P., Calumet Florida, Inc. and Plains Illinois Inc.) and Exhibit B-2 (as to Stocker Resources, L.P., Calumet Florida, Inc. and Plains Illinois Inc.).

       (k) Other Documents.  Such other documents as Agent may reasonably
           ---------------
request.

        6.02  Initial and Subsequent Loans.  The obligation of each Lender to
              ----------------------------
make any Loan to the Company upon the occasion of each borrowing hereunder (including the initial borrowing) is subject to the further conditions precedent that, both immediately prior to the making of such Loan and also after giving effect thereto: (i) no Default shall have occurred and be continuing; (ii) the representations and warranties made by the Company in Section 8 hereof, and by each Obligor in each of the other Basic Documents to which such Obligor is a party, shall be true and complete on and as of the date of the making of such Loan with the same force and effect as if made on and as of such date except to the extent that such representation or warranty was made as of a specific date or updated, modified or supplemented as of a subsequent date with the consent of Majority Lenders; (iii) the aggregate principal amount of the Loans shall not exceed the Adjusted Borrowing Base or the Commitment; and (iv) no Material Adverse Effect shall have occurred and be continuing since the date of the immediately preceding Loan made hereunder (and in the case of the initial Loan, since the date of the Financial Statements delivered to Agent and Lenders as described in Section 7.02 hereof). Each notice of borrowing by the Company hereunder shall constitute a certification by the Company to the effect set forth in the preceding sentence (both as of the date of such notice and, unless the Company otherwise notifies Agent and Lenders prior to the date of such borrowing, as of the date of such borrowing).

        Section 7.  Representations and Warranties.  The Company represents and
                    ------------------------------
warrants to Agent and each Lender that:

        7.01  Corporate Existence.  Each of the Company, its Subsidiaries and
              -------------------
each of the Partnerships: (a) is a corporation, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (b) has all requisite corporate or other power, and has all material governmental licenses, franchises, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except as disclosed in Schedule 7.01 hereto; and
(c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.

        7.02  Financial Condition.  The Company has delivered to Agent and each
              -------------------
Lender copies of the consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1995, and the related consolidated statements of operations, shareholders' equity and cash flows of the Company and its Consolidated Subsidiaries for the fiscal year ended on said date, with reports thereon by Price Waterhouse, independent public accountants. Such financial statements are called the "Financial Statements". The Financial
                                     --------------------
Statements (including in each case, without limitation, the related schedules and notes) are complete and correct and fairly present the consolidated position of the Company and its Consolidated Subsidiaries as of the respective dates of said balance sheets and the consolidated results of their operations for the respective periods covered by said statements of operations, shareholders' equity and cash flows, and have been prepared in accordance with GAAP consistently applied by the Company and its Consolidated Subsidiaries throughout the periods involved. Except as set forth in Schedule 7.02 hereto, neither the Company nor any of its Subsidiaries had on December 31, 1995 any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments not referred to or reflected or provided for in said balance sheet as at said date. Since December 31, 1995, there has been no material adverse change in the consolidated financial condition, operations, business or prospects taken as a whole of the Company and its Consolidated Subsidiaries. Except as set forth in
Schedule 7.02 hereto, the Partnerships do not have any material assets except as reflected in the Initial Reserve Reports heretofore delivered to Agent and each Lender, or liabilities.

        7.03  Litigation.  Except as set forth in Schedule 7.03 hereto, there
              ----------
are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending or (to the best knowledge of the Company) threatened against the Company, any of its Subsidiaries or any of the Partnerships which, if adversely determined, could have a Material Adverse Effect.

        7.04  No Breach.  None of the execution and delivery of this Agreement,
              ---------
the Notes and the other Basic Documents, the consummation of the transactions herein and therein contemplated and compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of any Obligor, or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which the Company, any of its Subsidiaries or any of the Partnerships is a party or by which any of them is bound or to which any of them is subject, or constitute a default under any such agreement or instrument, or (except for the Liens created pursuant to the Security Documents) result in the creation or imposition of any Lien upon any Property of the Company or any of its Subsidiaries or any of the Partnerships pursuant to the terms of any such agreement or instrument.

        7.05  Due Execution.  Each Obligor has all necessary corporate power and
              -------------
authority to execute, deliver and perform its obligations under each of the Basic Documents to which it is or is intended to be a party; the execution, delivery and performance by each Obligor of each of the Basic Documents to which it is or is intended to be a party have been duly authorized by all necessary corporate action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes, and each of the other Basic Documents to which such Obligor is or is intended to be a party when executed and delivered by such Obligor (in the case of any Note, for value) will constitute, its legal, valid and binding obligation, enforceable against it in accordance with its terms except as such enforceability may be limited by bankruptcy or other similar laws of general applicability affecting the enforcement of creditor's rights and general principals of equity.

        7.06  Approvals.  No authorizations, approvals or consents of, and no
              ---------
filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance by any Obligor of the Basic Documents to which such Obligor is a party or for the validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to the Security Documents.

        7.07  Use of Loans.  Neither the Company nor any of its Subsidiaries or
              ------------
any of the Partnerships is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

        7.08  ERISA.  The Company and the ERISA Affiliates have fulfilled their
              -----
respective obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or any Plan or Multiemployer Plan (other than to make contributions in the ordinary course of business).

        7.09  Taxes.  Except as disclosed to Agent and Lenders as set forth in
              -----
Schedule 7.09, the United States Federal income tax returns of the Company, its subsidiaries and the Partnerships have never been examined. The Company, its subsidiaries and the partnerships have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company, any of its Subsidiaries and any of the Partnerships. The charges, accruals and reserves on the books of the Company, its Subsidiaries and the Partnerships in respect of taxes and other governmental charges are, in the opinion of the Company, adequate. If the Company is a member of an affiliated group of corporations filing consolidated returns for United States Federal Income tax purposes, it is the "common parent" of such group. There are no applicable taxes, fees or other governmental charges payable in connection with the execution and delivery of this Agreement, the Notes or any of the other Basic Documents, except for fees and taxes payable in connection with the filing or recording of the Security Documents.

        7.10  Investment Company Act.  Neither the Company nor any of its
              ----------------------
Subsidiaries or any of the Partnerships is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

        7.11  Public Utility Holding Company Act.  Neither the Company nor any
              ----------------------------------
of its Subsidiaries or any of the Partnerships is a "holding company", or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        7.12  Titles to Oil and Gas Properties.  The Oil and Gas Properties
              --------------------------------
listed in the Initial Reserve Reports are true, complete and correct lists of all Oil and Gas Properties owned, as of the date hereof, by the Company, its Subsidiaries and the Partnerships, other than (i) such Oil and Gas Properties that individually have a value (determined in accordance with the guidelines established by the Securities and Exchange Commission) of less than $1,000 and, in the aggregate, have a value (so determined) of less than $200,000 and (ii) Oil and Gas Properties without any proven reserves. The Properties mortgaged to Lenders (or Agent for the benefit of Lenders) by the Company and its Subsidiaries pursuant to the Security Documents consist, in part, of all Oil and Gas Properties of the Company and its Subsidiaries, other than the Oil and Gas Properties referred to in clauses (i) and (ii) above of this Section 7.12 and as otherwise set forth on Schedule 7.12 hereto. Each of the Company, its Subsidiaries and the Partnerships has, as of the Closing Date, good and defensible title to the Oil and Gas Properties listed in the Initial Reserve Reports and to all of its other properties, free and clear of all Liens except Liens permitted by Section 8.08 hereof and except as disclosed in title opinions and other title verification materials delivered in connection with the Original Agreement. The Company, its Subsidiaries and the Partnerships own the working interest and the net revenue interests in production attributable to the wells and units reflected in the Initial Reserve Reports and the ownership of such Properties does not obligate the Company, any of its Subsidiaries or any Partnership to bear the costs and expenses relating to the maintenance, development and operations of any such Property in an amount in excess of the working interest of such Property set forth in the Initial Reserve Reports (except in connection with the assumption of a joint interest owner's share of costs under the nonconsent provisions of standard operating agreements). Further, upon delivery of each Engineering Report pursuant to Section 8.04 hereof, the statements made in the preceding sentence shall be true with respect to such Engineering Report. All information contained in the Initial Reserve Reports is true and correct in all material respects as of the date thereof and as of the Closing Date. The Company has delivered to Agent and each Lender all available copies of the most recent title opinions that the Company has commissioned with respect to the Properties mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents.

        7.13  Foreign Assets Control Regulations, Etc.  Neither the Company nor
              ----------------------------------------
any of its Subsidiaries or any of the Partnerships is a "national" of any foreign country designated in the Foreign Assets Control Regulations, the Company hereunder nor its use of the proceeds thereof will violate the Foreign Assets Control Regulations, the Cuban Assets Control Regulations, the Iranian Assets Control Regulations, the Nicaraguan Trade Control Regulations, the South African Transactions Regulations, the Libyan Sanctions Regulations, the Iranian Transactions Regulations or the Panamanian Transaction Regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Comprehensive Anti-Apartheid Act of 1986 (P.L. 99-440) or Executive Orders 12722 and 12724 (55 Fed. Reg. 31803 and 55 Fed. Reg 33089) Blocking Iraqi Government Property and

Prohibiting Transactions with Iraq and Executive Orders 12723 and 12725 (55 Fed. Reg. 31805 and 55 Fed. Reg. 33091) Blocking Kuwaiti Government Property and Prohibiting Transactions with Kuwait. None of the proceeds of the Loans under this Agreement will be used, directly or indirectly, for the purpose of engaging in any transaction which violates any of said Regulations or which violates the Regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended), or any regulation or ruling issued thereunder.

        7.14  Gas Imbalances.  As of and after the date hereof, except as
              --------------
disclosed in the certificate delivered by the Company pursuant to Section 2.08(c) hereof, there are no net gas imbalances, take-or-pay or other prepayment credit obligations with respect to any Obligor's Oil and Gas Properties which would require such Obligor to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time, without then or thereafter receiving full payment therefor, in amounts (i) exceeding $100,000 for any individual well,
(ii) exceeding $500,000 in the aggregate for all Obligors or (iii) with respect to any individual material well, exceeding the proved developed producing reserves attributable to such well.

        7.15  Rate Filings.  Neither the Company nor any of its Subsidiaries or
              ------------
any Partnership has violated any provisions of the Natural Gas Act or the Natural Gas Policy Act of 1978 or any other Federal or state law or any of the regulations thereunder (including those of the respective conservation commissions and land offices of the various jurisdictions having authority over the Property mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents) with respect to the Property mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents which would have a Material Adverse Effect. The Company, each of its Subsidiaries and each Partnership has made all necessary material rate filings, certificate applications, well category filings, interim collection filings and notices, and any other filings or certifications, and has received all necessary material regulatory authorizations (including, without limitation, necessary authorizations, if any, with respect to any processing arrangements conducted by it or others respecting the Properties mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents or production therefrom) required under the laws and regulations with respect to all of the Properties mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents or production therefrom. No material rate filing, certificate application, well category filing, interim collection filing or notice, or other filing and certification contains any untrue statement of any material fact or omits any statement of material fact necessary for said filing.

        7.16  Qualification to Hold Federal Oil and Gas Leases.  Each of the
              ------------------------------------------------
Company, its Subsidiaries and the Partnerships that own onshore oil and gas leases is duly qualified to own and hold United States on shore oil and gas leases and has obtained approval by the United States Bureau of Land Management of its ownership thereof, and, to the extent it is the operator of such leases, of its role as operator thereof. The Company does not own any United States offshore oil and gas leases.

        7.17  Drilling and Operations.  Since owned by the Company and to the
              -----------------------
best of its knowledge prior thereto, the oil and gas wells comprising the producing Properties mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents have been drilled and operated in all material respects in accordance with the material terms of relevant leases and agreements and applicable Federal, state, and local laws and regulations and are bottomed on and producing from the drilling and spacing units or blocks therefor and no failure to comply therewith could have a Material Adverse Effect.

        7.18  Payments by Purchasers of Production.  All material amounts of
              ------------------------------------
proceeds from the sale by the Company or any of its Subsidiaries of any interest in oil and gas production from the Properties mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents are currently being paid in full to the Company or such Subsidiary or have been paid to the Company or such Subsidiary or its respective predecessors in interest by the purchaser thereof on a timely basis and at prices and terms comparable to market prices and terms generally available at the time such prices and terms were negotiated for oil and gas production from producing areas situated near the Properties mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents and none of such proceeds are currently being held in suspense by such purchaser or any other party except for routine delays in the ordinary course of business.

        7.19  Credit Agreements.  Schedule 7.19 hereto is a complete and correct
              -----------------
list, as of the date of this Agreement, of each credit agreement, loan agreement, indenture, purchase agreement, guaranty or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guaranty by, the Company or any of its Subsidiaries or any Partnership the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $1,000,000 and the aggregate principal or face amount outstanding or which may become outstanding under each such arrangement is correctly described in said Schedule 7.19.

        7.20  Hazardous Materials.  (a) The Company, each of its Subsidiaries
              -------------------
and each Partnership have obtained all permits, licenses and other authorizations which are required under all applicable Environmental Laws, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect. The Company, each of its Subsidiaries and each Partnership are in compliance with the terms and conditions of all such permits, licenses and authorizations, and are also in compliance with all applicable Environmental Laws, except to the extent failure to comply would not have a Material Adverse Effect. No action to revoke any permit, license or other authorization is pending or, to the best knowledge of the Company, threatened.

       (b) No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the best knowledge of the Company, threatened by any governmental or other entity with respect to any alleged failure by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate to have any permit, license or authorization required in connection with the conduct of the business of the Company, its Subsidiaries, any Partnership or any Environmental Affiliate or with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in

42 U.S.C. (S) 9601(22) ("Release"), of any substance regulated under
                         -------
Environmental Laws ("Hazardous Materials") generated by the Company, its
                     -------------------
Subsidiaries, any Partnership or any Environmental Affiliate.

       (c) Neither the Company, its Subsidiaries, any Partnership or any Environmental Affiliate has handled any Hazardous Materials, other than as a generator, on any properties now or previously owned or leased by the Company, its Subsidiaries, any Partnership or Environmental Affiliate to an extent that it has, or may reasonably be expected to have, a Material Adverse Effect; and

        (i) no PCB contamination is present at any Properties now (or, to the best of the Company's knowledge, previously) owned or leased by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate;

        (ii) no asbestos is present at any Properties now (or, to the best of the Company's knowledge, previously) owned or leased by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate;

        (iii) there are no underground storage tanks for Hazardous Materials, active or abandoned, at any Properties now (or, to the best of the Company's knowledge, previously) owned or leased by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate; and

        (iv) no Hazardous Materials have been Released at, on or under any Properties now (or, to the best of the Company's knowledge, previously) owned or leased by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate to an extent that it has, or may reasonably be expected to have, a Material Adverse Effect.

        (d) Neither (i) to the knowledge of the Company nor (ii) to an extent that has or may be reasonably be expected to have a Material Adverse Effect, whether or not known by the Company, has the Company, its Subsidiaries, any Partnership or any Environmental Affiliate transported or arranged for the transportation of, any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response, Compensation and Liability Information System List ("CERCLIS") or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against the Company, its Subsidiaries, any Partnership or any Environmental Affiliate for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA.

        (e) No Hazardous Material generated by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate has been recycled, treated, stored, disposed of or released by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate at any location, to the extent that it has or may reasonably be expected to have, a Material Adverse Effect.

       (f) No written notification of a Release, to the extent that it has or may reasonably be expected to have, a Material Adverse Effect, of a Hazardous Material has been filed by or on behalf of the Company, its Subsidiaries, any Partnership or any Environmental Affiliate and no Properties now or previously owned or leased by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate is listed or listed for possible inclusion on the National Priority list promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

       (g) No Liens have arisen under or pursuant to any Environmental Laws on any of the real Properties or Properties owned or leased by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate, and no government actions have been taken or are in process which could subject any of such Properties to such Liens, and neither the Company, its Subsidiaries, any Partnership or any Environmental Affiliate would be required to place any notice or restriction relating to the presence of Hazardous Materials at any Properties owned by it in any deed to such properties.

       (h) There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of the Company, its Subsidiaries, any Partnership or any Environmental Affiliate in relation to any Properties or facility now or previously owned or leased by the Company, its Subsidiaries, any Partnership or any Environmental Affiliate which have not been made available to Agent and each Lender or their agents, employees or contractors. The Company has not received notice of any Environmental Claim that has not been provided to Agent and each Lender.

       (i) Each of the representations and warranties made in Sections 7.20(a),
(b), (c), (d), (e), (f), (g) and (h) herein are made subject to those matters disclosed in a letter from the Company to Agent and Lenders delivered on the date hereof and signed by the Company and Agent for identification with this Agreement.

        7.21  Subsidiaries and Partnerships.  Set forth in Schedule 7.21 hereto
              -----------------------------
is a complete and correct list, as of the date of this Agreement, of all Subsidiaries of the Company and all partnerships (other than any partnership regarded as such solely for Federal income tax purposes if such partnership has made or is deemed to have made an election to be excluded from Subchapter K, Chapter 1, Subtitle A of the Code as permitted by Section 761 of the Code and the regulations thereunder) of which the Company or any of its Subsidiaries is a general or limited partner (and the jurisdiction of incorporation or organization of each such Subsidiary or partnership) and of all Investments held by the Company or any of its Subsidiaries in any joint venture or other Person. Except as disclosed in Schedule 7.21 hereto the Company owns, free and clear of Liens, all outstanding shares of such Subsidiaries and interests in such partnerships (and each such Subsidiary owns, free and clear of Liens, all outstanding shares of its Subsidiaries) and all such shares are validly issued, fully paid and nonassessable and the

Company (or the respective Subsidiary) also owns, free and clear of Liens, all such Investments.

        7.22  True and Complete Disclosure.  No information, report, financial
              ----------------------------
statement, exhibit, schedule or disclosure letter furnished to Agent or any Lender in writing by or on behalf of the Company, any of its Subsidiaries or any Partnership in connection with the negotiation, preparation or delivery of this Agreement, the Notes, and the other Basic Documents or included therein or delivered pursuant thereto contains any untrue statement of material fact or omits or omitted to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of the Company, its Subsidiaries and any Partnership to Agent or any Lender in connection with this Agreement and the other Basic Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. There is no fact known to the Company, any of its Subsidiaries or any Partnership that could have a Material Adverse Effect that has not been disclosed herein, in the other Basic Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Agent and each Lender for use in connection with the transactions contemplated hereby.

        7.23  No Election to be Treated as a Utility.  No Obligor has made an
              --------------------------------------
election to be treated as a utility (as defined in Section 35.01(a)(2) of the Texas Business and Commerce Code).

        Section 8.  Covenants of the Company.  The Company covenants and agrees
                    ------------------------
with Agent and each Lender that, so long as the Commitment or any Loan is outstanding and until payment in full of all amounts payable by the Company hereunder:

        8.01  Financial Statements.  The Company will deliver to Agent and each
              --------------------
Lender.

       (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Company, (i) consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheets as at the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year that is presently required to be disclosed, and in the form presently required, in Form 10-Q promulgated by the Securities and Exchange Commission, all in reasonable detail, accompanied by a certificate of the Chief Financial Officer, which certificate shall state that said financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments) and (ii) supporting consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for the period from the beginning of the respective fiscal year to the end of such period and the related consolidating balance sheets as at the end of such period for each unaudited financial report described in clause (i) above of this Section 8.01(a), and accompanied by a certificate of the Chief Financial Officer, which certificate shall state that said consolidating financial statements are true and complete and have been prepared in accordance with prudent accounting practice;

       (b) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, (i) consolidated statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such year and the related consolidated balance sheet as at the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied, by an opinion thereon of Price Waterhouse or other independent public accountants of recognized national standing acceptable to Majority Lenders, which opinion shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Company and its Consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, or if such Default then exists, specifying the nature and period of existence thereof and (ii) supporting consolidating statements of income, retained earnings and cash flow of the Company and its Consolidated Subsidiaries for such year and the related consolidating balance sheets as at the end of such year for each annual audit report described in clause (i) above of this Section 8.01(b), and accompanied by a certificate of the Chief Financial Officer, which certificate shall state that said consolidating financial statements are true and complete and have been prepared in accordance with prudent accounting practice;

       (c) as soon as available and in any event within 90 days after the end of a fiscal year of each Partnership other than those Partnerships identified on
Schedule 8.01(c) hereto, the respective statements of operations, partners' equity and cash flows of each such Partnership for such year and the related balance sheets as at the end of such year, setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by an opinion of independent public accountants of recognized national standing, which opinion shall state that said financial statements fairly present the financial condition and results of operations of such Partnership as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default, or if such Default then exists, specifying the nature and period of existence thereof;

       (d) promptly upon their becoming available, copies of all registration statements and regular periodic reports (including, without limitation, reports filed on Form 8-K pursuant to the Securities Exchange Act of 1934), if any, which any Obligor shall have filed with the Securities and Exchange Commission (or any governmental agency substituted therefor) or any national securities exchange;

       (e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

       (f) upon the release thereof, copies of any press releases or ether public announcements of any Obligor;

       (g) as soon as is available, and in any event within 90 days after the end of each fiscal year of the Company (commencing with current fiscal year), a five year financial plan for the Company (in form reasonably satisfactory to Agent), prepared by a senior financial officer thereof (the "Five Year Plan"),
                                                             --------------
setting forth for the first year thereof, month by month financial projections for the Company, and thereafter setting forth yearly financial projections for the Company;

       (h) as soon as possible, and in any event within ten days after the Company knows or has reason to believe that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan have occurred or exist, a statement signed by the Chief Financial Officer setting forth details respecting such event or condition and the action, if any, which the Company or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Company or an ERISA Affiliate with respect to such event or condition):

       (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event (provided that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code);

       (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

       (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

       (iv) the complete or partial withdrawal by the Company or any ERISA Affiliate under Section 4201 or 4204 of ERISA from a Multiemployer Plan, or the receipt by the Company or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA; and

       (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Company or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days;

       (i) promptly after the Company knows or has reason to believe that any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Company has taken and proposes to take with respect thereto; and

       (j) from time to time such other information regarding the financial condition, operations, business or prospects of the Company or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as Agent may reasonably request.

The Company will furnish to Agent and each Lender, at the time it furnishes each set of financial statements pursuant to Sections 8.01(a), (b) or (c) above, a certificate of the Chief Financial Officer (i) to the effect that (to the best of his knowledge after due inquiry) no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Company has taken and proposes to take with respect thereto) and (ii) setting forth in reasonable detail the computations necessary to determine whether the Company is in compliance with Sections 8.12 and 8.13 hereof as of the end of the respective quarterly fiscal period or fiscal year.

        8.02  Litigation.  The Company will promptly give to Agent and each
              ----------
Lender notice of all legal or arbitral proceedings, and of all proceedings by or before any governmental or regulatory authority or agency, and any material development in respect of such legal or other proceedings, affecting the Company, any of its Subsidiaries or any Partnership, except proceedings which, if adversely determined, could not have a Material Adverse Effect.

        8.03  Corporate Existence, Etc.  The Company will, and will cause each
              -------------------------
of its Subsidiaries and each Partnership to: (a) preserve and maintain its legal existence and all of its material rights, privileges and franchises (provided that nothing in this Section 8.03 shall prohibit any transaction expressly permitted under Section 8.07 hereof); (b) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities if failure to comply with such requirements could have a Material Adverse Effect; (c) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; (d) maintain all of its material Properties used or useful in its business in good working order and condition, ordinary wear and tear excepted, or as permitted by Section 8.07(b)(iv) hereof; and (e) permit representatives of Agent, during normal business hours, to examine, copy and make extracts from the books and records of the Company, its Subsidiaries and each Partnership, to inspect their Properties, and to discuss their business and affairs with their officers, all to the extent reasonably requested by Agent.

        8.04  Engineering Reports.  (a)  As soon as available and in any event
              -------------------
on or before March 15 of each year, the Company will furnish to Agent and each Lender reports (the "Independent Reserve Reports") in form and substance
                     ---------------------------
reasonably satisfactory to Agent in its
sole discretion, prepared by independent petroleum consultants acceptable to Agent, which independent Reserve Reports shall evaluate as of January 1 of such year the Oil and Gas Properties of the Company, its Subsidiaries and the Partnerships and shall, together with any other information reasonably requested by Agent, set forth for each property the separate categories of proved developed producing reserves, proved developed nonproducing reserves and proved undeveloped reserves attributable to such Property together with a projection of the rate of production and future net income with respect thereto as of such date, based upon (i) the pricing assumptions consistent with Securities and Exchange Commission reporting requirements at the time and (ii) the pricing assumptions acceptable to Agent (together with any volume adjustments necessary as a result of such pricing assumptions).

       (b) As soon as available and in any event on or before September 1 of each year, the Company will furnish to Agent and each Lender reports (the "Company Reserve Reports"), in form and substance reasonably satisfactory to
- ------------------------
Agent, which may be prepared by or under the supervision of a petroleum engineer who is an employee of the Company and certified by a senior officer of the Company as to its truth and completeness, which shall evaluate the Oil and Gas Properties of the Company, its Subsidiaries and the Partnerships and which shall, together with any other information reasonably requested by Agent, set forth for each such Property the separate categories of proved developed producing reserves, proved developed nonproducing reserves and proved undeveloped reserves attributable to such Property as of the immediately preceding July 1, together with a projection of the rate of production and net future income with respect thereto as of such date, based upon the pricing assumptions reasonably acceptable to Agent (together with any volume adjustments necessary as a result of such pricing assumptions).

       (c) With the delivery of each report required in Sections 8.04(a) or (b) above, the Company shall provide to Agent and each Lender a statement reflecting any material changes in the net revenue interest of each well or lease as reflected in the Security Documents after giving effect to all encumbrances listed therein from the net revenue interests as reflected in such report, and, if requested by Agent, the nature of such changes.

       (d) Concurrently with the delivery of each report required in Sections 8.04(a) or (b) above, the Company shall provide to Agent and each Lender a report in form reasonably satisfactory to Agent in its sole discretion prepared and certified by the Chief Financial Officer, which report shall, together with any other information requested by Agent, set forth in reasonable detail the volume, estimated amount and nature of any and all gas imbalances with respect to the Oil and Gas properties of the Company, its Subsidiaries and any Partnership as of the date of each Engineering Report delivered hereunder.

        8.05  Acquisition of Oil and Gas Properties.  (a)  If, subsequent to the
              -------------------------------------
date hereof, the Company or any of its Subsidiaries develops, acquires or receives any interest or interests in Oil and Gas Properties with proved reserves having a net present value of $100,000 or more (determined in accordance with the guidelines established by the Securities and Exchange Commission), and which interest is not already subject to the Lien of the Security Documents and therefore not part of the Property mortgaged to Lenders (or Agent for the benefit of

Lenders) pursuant to the Security Documents, then not later than the earlier of
(i) the first July 1 or January 1 to occur after such development, acquisition or receipt or (ii) 90 days after such development, acquisition or receipt, the Company or such Subsidiary will grant to Lenders (or Agent for the benefit of Lenders) as security for the Obligations a first priority Lien (subject only to Liens permitted by Section 8.08 hereof) on such Oil and Gas Properties, which Lien will be created and perfected by and in accordance with the provisions of the Security Documents, all in form and substance reasonably satisfactory to Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

       (b) Concurrently with the granting of the Lien or other action referred to in Section 8.05(a) hereof, and concurrently with the development, acquisition subsequent to the date hereof or receipt by the Company, its Subsidiaries or Partnerships of any interest or interests in Oil and Gas Properties with proved reserves having a net present value of $250,000 in the aggregate (or, if less, upon the request of Agent) or more (determined in accordance with the guidelines established by the Securities and Exchange Commission), the Company will provide to Agent and Lenders title information (which may include current title opinions) in form and substance satisfactory to Agent in its sole reasonable discretion with respect to such Oil and Gas Properties. The title information or opinions will state or reflect to the satisfaction of Agent, at a minimum (i) that the applicable Security Documents have been filed in all records with respect to such Oil and Gas Properties which are Properties mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents and that all releases, waivers and consents have been obtained which are necessary for Lenders (or Agent for the benefit of Lenders) to perfect a first priority Lien (subject only to Liens permitted by Section 8.08 hereof) on the subject Oil and Gas Properties which are Properties mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents, (ii) that the Company, its Subsidiary or the Partnership, as the case may be, owns good and defensible record title to such Oil and Gas Properties free and clear of all Liens except for those permitted under Section 8.08 hereof, (iii) the Company's, the Subsidiary's or the Partnership's, as the case may be, record interest in such Oil and Gas Properties, after giving effect to such permitted Liens, and (iv) that the descriptions set forth in the Security Documents of such Oil and Gas Properties are complete, accurate and legally sufficient descriptions for purposes of creating the Liens purported to be created by such Security Documents.

       (c) The Company shall give written notice to Agent and each Lender at least 20 days prior to (i) the acquisition, subsequent to the date hereof, by the Company, any of its Subsidiaries or any partnership of any interest or interests in Oil and Gas properties with proved reserves having a net present value of $100,000 or more (determined in accordance with the guidelines established by the Securities and Exchange Commission) and (ii) the commencement, subsequent to the date hereof, of initial drilling operations with respect to any Oil and Gas Property now owned or hereafter acquired by the Company, any of its Subsidiaries or any Partnership. Such notice shall set forth a description, in reasonable detail, of such Oil and Gas Property, the proposed activities in respect thereof and any known environmental conditions or risks, or potential sources of future liabilities, relating to such Oil and Gas Property. In addition, the Company shall, at or prior to giving Agent and each

Lender such notice, deliver to Agent and each Lender copies of any and all environmental surveys or assessments available to the Company which relate to such Oil and Gas Property. Upon the request of Agent at any time, the Company shall cause to be conducted a Phase I Environmental Review (as defined below) in respect of such Oil and Gas Property as soon as practicable after such request. The Company shall cause such Phase I Environmental Review to be completed, and the results thereof delivered to Agent and each Lender, prior to the time the Company is required to subject such Oil and Gas Property to the Lien of the Security Documents pursuant to Section 8.05(a) hereof. As used herein, the term "Phase I Environmental Review" shall mean, with respect to any such Oil and Gas
 ----------------------------
Property, an environmental survey and assessment prepared by an independent environmental consultant of recognized national standing (the "Environmental
                                                               -------------
Consultant") selected by the Company, expert in the identification and analysis
- ----------
of environmental risks, such survey and assessment to (i) estimate current liabilities and assess potential sources of future liabilities relating to the Property under any Environmental Law and (ii) be based upon (w) a physical on-site inspection by the Environmental Consultant of such Property, (x) interviews by the Environmental Consultant of individuals who have direct managerial responsibility for operations in respect of such Property, (y) a review by the Environmental Consultant of records relating to current and historical operations conducted in respect of such Property and (z) as deemed appropriate by the Environmental Consultant, interviews by the Environmental Consultant of Federal, state and local governmental authorities, or other individuals familiar with such Property who may have knowledge of current and historical operations conducted in respect of such Property. The Company will promptly furnish to Agent and each Lender all Phase I Environmental Reviews of Oil and Gas Properties prepared pursuant to this Section 8.05(c).

       (d) Promptly after the filing of any Security Document in any state, upon the reasonable request of Agent, the Company will provide to Agent and Lenders an opinion addressed to Agent and Lenders in form and substance reasonably satisfactory to Agent in its sole discretion from counsel acceptable to Agent, stating that such Security Document is valid, binding and enforceable against the Company or its Subsidiary, as the case may be, in accordance with its terms and addressing such priority questions as Agent may request.

       (e) Upon the development or acquisition of Oil and Gas properties as contemplated by, and the compliance with the provisions of, this Section 8.05, Lenders shall include such Oil and Gas Properties in the next redetermination of the Borrowing Base in accordance with and subject to the terms and conditions of
Section 2.08 hereof.

        8.06  Insurance.
              ---------

       (a) The Company will, and will cause each of its Subsidiaries and each Partnership to, keep insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, well control, redrill and pollution insurance. The Company and each Subsidiary Guarantor will maintain the additional insurance coverage as described in the respective Security Documents.

       (b) The Company, each Subsidiary and each Partnership shall at all times maintain insurance against its liability for injury to persons or property of the kinds and in the amounts usually carried by Persons engaged in the same or similar business similarly situated, which insurance shall be by financially sound and reputable insurers.

       (c) From time to time at Agent's request, the Company will furnish Agent and each Lender with certificates of all such policies of insurance setting forth the coverage, the limits of liability, the names of the carriers, the policy numbers, and the expiration dates. All such policies shall contain a provision that such policies will not be canceled or materially amended, which term shall include any reduction in the scope of limits of coverage, without at least 30 days prior written notice to Agent.

       (d) In the event the Company fails to provide, maintain, keep in force or deliver and furnish to Agent and each Lender the certificates of insurance required by this Section 8.06, Agent may procure such insurance or single interest insurance for risks covering Lenders' interest, and the Company will pay, or if paid by Agent, will reimburse to Agent all premiums thereon promptly upon demand by Agent, together with interest on the amount reimbursed to Agent at Post-Default Rate. Agent shall have the right to retain from time to time, at the expense of the Company, an insurance consultant to review the adequacy of the insurance coverage maintained by the Company, its Subsidiaries and each Partnership and to confirm compliance with this Section 8.06.

        8.07  Prohibition of Fundamental Changes.  (a)  The Company will not,
              ----------------------------------
and will not permit any of its Subsidiaries or any Partnership to, (i) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), (ii) acquire any business or Property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other Property to be sold or used in the ordinary course of business and Investments permitted under Section 8.10 hereof or (iii) sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or Property, whether now owned or hereafter acquired (including, without limitation, receivables and leasehold interests), having an aggregate fair market value in excess of $5,000,000.

       (b) Notwithstanding the provisions of Section 8.07(a) hereof:

       (i) any Subsidiary of the Company may be merged or consolidated with or into: (x) the Company if the Company shall be the continuing or surviving corporation or (y) any other such Subsidiary; provided that if any such
                                              --------
transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation and provided, further, that if any such transaction shall be between a Subsidiary
- --------  -------
Guarantor and a Subsidiary not a Subsidiary Guarantor, and such Subsidiary Guarantor is not the continuing or surviving corporation, then the continuing or surviving corporation shall have assumed all of the obligations of such Subsidiary Guarantor hereunder;

          (ii) any such Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its Property (upon voluntary liquidation or otherwise) to the Company or a Wholly-Owned Subsidiary of the Company provided that if any
                                                           --------
such sale is by a Subsidiary Guarantor to a Subsidiary of the Company not a Subsidiary Guarantor, then such Subsidiary shall have assumed all of the obligations of such Subsidiary Guarantor under its Subsidiary Guaranty;

       (iii) the Company or any Subsidiary of the Company may merge or consolidate with any other Person if (x) in the case of a merger or consolidation of the Company, the Company is the surviving corporation and, in any other case, the surviving corporation is a Wholly-Owned Subsidiary of the Company and (y) after giving effect thereto no Default would exist hereunder; and

       (iv) the Company or any such Subsidiary may sell (x) obsolete or worn-out Property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Company and its Subsidiaries shall not have a fair market value in excess of $5,000,000 and (y) any inventory or, subject to Section 8.25 hereof, other Property in the ordinary course of business and on ordinary business terms.

        8.08  Limitation on Liens.  The Company will not, and will not permit
              -------------------
any of its Subsidiaries or any Partnership to, create, incur, assume or suffer to exist any Lien upon any of its properties, whether now owned or hereafter acquired, except:

       (a) Liens created pursuant to the Security Documents and Liens existing on the date hereof and listed in Schedule 8.08 hereto:

       (b) Liens imposed by any governmental authority for taxes, assessments or charges not yet due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company, any of its Subsidiaries or any Partnership, as the case may be, in accordance with GAAP;

       (c) carriers', warehousemen's, mechanics', materialmen's, repairmen's, landlord's, or other like Liens arising in the ordinary course of business for amounts which are not overdue for a period of more than 60 days or which are being contested in good faith and by appropriate proceedings and for which adequate accruals and reserves are maintained on the books of the Company or such Subsidiary or partnership;

       (d) pledges or deposits under worker's compensation, unemployment insurance and other social security legislation;

       (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

       (f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real Property or minor imperfections in title thereto which, in the aggregate, are not material in amount, and which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the business of the Company, or any of its Subsidiaries or any Partnership;

       (g) Liens (other than Liens under ERISA or Environmental Laws) on Property of any corporation that becomes a Subsidiary of the Company after the date of this Agreement, provided that such Liens are in existence at the time
                        --------
such corporation becomes a Subsidiary of the Company and were not created in anticipation thereof;

       (h) Liens (other than Liens under ERISA or Environmental Laws) upon real and/or tangible personal Property acquired after the date hereof (by purchase, construction or otherwise) by the Company, its Subsidiaries or any Partnership, each of which Liens either (i) existed on such Property before the time of its acquisition and was not created in anticipation thereof, or (ii) was created solely for the purpose of securing Indebtedness representing, or incurred to finance, refinance or refund, the cost (including the cost of construction) of such Property; provided that no such Lien shall extend to or cover any Property
               --------
of the Company or such Subsidiary or Partnership other than the Property so acquired and improvements thereon; and provided, further, that the principal
                                       --------  -------
amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time it was acquired (by purchase, construction or otherwise);

       (i) with respect to any Property from which Hydrocarbons may be severed or extracted in commercially feasible quantities, Liens with respect to obligations that are not yet due and payable under or for farm-out, farm-in, joint operating, area of mutual interest agreements and/or similar arrangements which Liens the Company determines in good faith to be necessary for the economic development of such Property and are customary and usual for the area in which such Property is located;

       (j) Liens upon any Properties, including all deposit accounts of Plains Marketing, PMCT or their Wholly-Owned Subsidiaries, securing the Bank of Boston/ING Capital Facility;

       (k) the Support Letter of Credit and Liens by the Company in favor of the agent or lenders under the Bank of Boston/ING Capital Facility upon all securities or other property belonging to the Company now or hereafter held by such agent or lenders and in all deposits (general or special, time or demand, provisional or final) and other sums credited by or due from such agent or lenders to the Company or subject to withdrawal by the Company, securing the guaranty by the Company of the Indebtedness of Plains Marketing and its Wholly-Owned Subsidiaries under the Bank of Boston/ING Capital Facility; provided, any
                                                                  --------
such securities or other property belonging to the Company acquired by such agent or lenders pursuant to the exercise by such agent or lenders of any such Lien shall be applied first, against the Obligations then due and owing, and
                      -----
then, against the obligations of the Company under such guaranty; and
- ----

       (l) any extension, renewal or replacement of the foregoing, provided,
                                                                   --------
however, that the Liens permitted hereunder shall not be spread to cover any
- -------
additional Indebtedness or Property (other than a substitution of like
Property).

        8.09  Indebtedness.  The Company will not, and will not permit any of
              ------------
its Subsidiaries or any Partnership to, create, incur or suffer to exist any Indebtedness except:

       (a) Indebtedness to Lenders hereunder;

       (b) Indebtedness outstanding on the date hereof and listed in Schedule
8.09 hereto (excluding, however, following the making of the initial Loan hereunder, the Indebtedness to be repaid with the proceeds of such Loan, as indicated on said Schedule 8.09);

       (c) Subordinated Indebtedness; provided, the Subordinated Indebtedness of
                                      --------
the Company evidenced by its 12% senior subordinated notes due 1999 in the aggregate principal amount of $100,000,000, issued by the Company pursuant to the Indenture dated October 1, 1992 among the Company, certain Subsidiary Guarantors and Texas Commerce Bank National Association, successor-in-interest to Ameritrust Texas National Association, as trustee, and the Subordinated Indebtedness of its Subsidiaries evidenced by the guaranties of such senior subordinated notes, shall be paid in full on or prior to April 30, 1996;

       (d) Indebtedness of Subsidiaries of the Company or Partnerships to the Company or to Wholly-Owned Subsidiaries of the Company or Partnerships in which the Company owns all the limited partnership interests;

       (e) (i) Indebtedness of Plains Marketing, PMCT and their Wholly-Owned Subsidiaries under the Bank of Boston/ING Capital Facility, and the guaranty by the Company of such Indebtedness (together with reimbursement obligations of the Company in connection with the Support Letter of Credit), (ii) other Indebtedness of Plains Marketing, PMCT and their Wholly-Owned Subsidiaries arising in the ordinary course of their businesses under crude oil purchase or sale agreements, crude oil future, forward or similar contracts, or letters of credit supporting such obligations, and the unsecured guaranty by the Company of such other Indebtedness, and (iii) the unsecured guaranty by the Company of indebtedness of Plains Marketing, PMCT and their Wholly-Owned Subsidiaries arising in the ordinary course of their businesses under crude oil purchase or sale agreements, crude oil future, forward or similar contracts, or letters of credit supporting such obligations; provided, the aggregate outstanding amount
                                    --------
of such Indebtedness under the preceding clauses (ii) and (iii) shall not at any time exceed (A) $90,000,000 minus (B) the outstanding Indebtedness under the
                            -----
Bank of Boston/ING Capital Facility.

       (f) obligations constituting Indebtedness by reason of clauses (e) and
(f) of the definition of Indebtedness contained in this Agreement (i) not exceeding an aggregate principal amount of $1,500,000 at any one time or (ii) permitted pursuant to Section 8.09(e); and

       (g) other Indebtedness of the Company and its Subsidiaries (including without limitation Indebtedness secured by Liens permitted by Section 8.08(h) hereof) not exceeding an aggregate principal amount of $1,500,000 at any one time outstanding.

        8.10  Investments.  The Company will not, and will not permit any of its
              -----------
Subsidiaries or any Partnership to, make or permit to remain outstanding any Investments except:

       (a) operating deposit accounts with banks;

       (b) Permitted Investments;

       (c) loans, advances and other extensions of credit made after the date hereof by the Company and its Subsidiaries to Subsidiaries of the Company in the ordinary course of business, provided that (i) the aggregate amount of such
                             --------
loans, advances and other extensions of credit by the Company to any one of its Subsidiaries shall not exceed $5,000,000 at any one time outstanding and (ii) the aggregate amount of such loans, advances and other extensions of credit by the Company to its Subsidiaries taken as a whole shall not exceed $5,000,000 at any one time outstanding; in addition to the foregoing (1) the Company may make loans, advances or other extensions of credit or capital contributions of up to $5,000,000 in the aggregate to Plains Marketing and/or its Subsidiaries in connection with acquisitions and other capital investments, (2) the Company (or Plains Marketing) may make capital contributions to PMCT as provided in, and subject to the limitations contained in, Section 8.34, and (3) so long as no Default shall have occurred and be continuing or would exist after giving effect thereto, the Company may make Investments without limitation in Stocker Resources, Inc., Stocker Resources, L.P., Calumet Florida Inc. and Plains Illinois Inc.

       (d) Investments outstanding (or, as to Investments to Plains Marketing and/or its Subsidiaries in connection with the cost of the construction of the Cushing, Oklahoma storage facility, contemplated) on the date hereof and identified in Schedule 7.21 hereto;

       (e) additional Investments not otherwise permitted by this Section 8.10 up to but not exceeding $1,000,000 in the aggregate; and

       (f) advances in the ordinary course of business of operating funds on behalf of co-owners of Oil and Gas Properties of the Company, its Subsidiaries or the Partnerships pursuant to joint operating agreements.

        8.11  Dividend Payments.  The Company will not, and will not permit any
              -----------------
of its Subsidiaries to, declare or make any Dividend Payment at any time.

        8.12  Tangible Net Worth.  The Company will not permit Tangible Net
              ------------------
Worth at any time to be less than the sum of (a) $40,000,000 plus (b) fifty percent (50%) of the net proceeds received by the Company from any capital stock issued by the Company on or after December 31, 1995 other than capital stock issued by the Company (y) as a dividend on any of its capital stock or (z) in exchange or conversion of any of its preferred stock to other capital stock.
For
purposes of this Section 8.12, Tangible Net Worth will not be reduced by the amount of any accrued dividends on preferred stock that (i) are not yet due,
(ii) are payable in additional shares of preferred stock, and (iii) will in fact be paid by the Company in additional shares of preferred stock.

        8.13  Current Ratio.  The Company will not at any time permit current
              -------------
assets of the Company and its Consolidated Subsidiaries to be less than 50% of current liabilities. For purposes hereof, the terms "current assets" and
                                                      --------------
"current liabilities" shall have the respective meanings assigned to them by
- --------------------
GAAP.

        8.14  Subordinated Indebtedness.  (a)  Except as provided in this
              -------------------------
Section 8.14, neither the Company, nor any of its Subsidiaries nor any Partnership shall purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for regularly scheduled payments of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness.

       (b) The Company may offer to purchase and redeem Senior Subordinated Notes in the amount and under the circumstances described in Section 4.12(iii)(c) of the Senior Subordinated Indenture, provided that: (i) the
                                                   --------
Company shall have given Agent and each Lender written notice of its intent to so purchase and redeem (collectively "redeem") the Senior Subordinated Notes at least 25 days prior to the date (the "Net Proceeds Payment Date") that it will become obligated to so redeem such Senior Subordinated Notes pursuant to Section 4.12(iii)(c) of the Senior Subordinated Indenture, such notice to specify the Net Proceeds Payment Date and, based upon the proceeds available for such redemption, the maximum amount of Senior Subordinated Notes that may be so redeemed, (ii) the Company shall have provided to Agent and each Lender such information as Agent shall have reasonably requested with regard to such redemption, (iii) no Default or Event of Default shall have occurred and be continuing at the time of any such redemption, and (iv) if elected by Majority Lenders, by written notice to the Company during the 25 day period after such notice is given, a new Borrowing Base shall have been determined by Majority Lenders in the manner specified by Section 2.08 hereof and the outstanding aggregate principal balance of the Notes shall not exceed such Adjusted Borrowing Base as so redetermined.

       (c) The Company may offer to purchase and redeem Senior Subordinated Notes in an amount of up to $45,000,000 under the circumstances described in Paragraph 5 thereof, provided that: (i) the Company shall have given Agent and
                     --------
each Lender written notice of its intent to so purchase or redeem (collectively "redeem") such Senior Subordinated Notes at least 25 days prior to the date (the "Net Proceeds of a Public Offering Redemption Date") that it will become obligated to so redeem such Senior Subordinated Notes pursuant to Paragraph 5 thereof, such notice to specify the Net Proceeds of a Public Offering Redemption Date and, based upon the proceeds available for such redemption, the maximum amount of Senior Subordinated Notes that may be so redeemed, (ii) the Company shall have provided to Agent and each Lender such information as Agent shall have reasonably requested with regard to such redemption, (iii) no Default or Event of Default shall have occurred and be continuing at the time of any such redemption, and (iv) if elected by Majority Lenders, by written notice to the Company during the 25 day period after such notice is given, a new Borrowing Base shall have been determined by Majority Lenders in the manner specified by Section 2.08 hereof and the outstanding aggregate principal balance of the Notes shall not exceed such Adjusted Borrowing Base as so redetermined.

       (d) The Company shall on or before April 30, 1996 redeem the Subordinated Indebtedness of the Company evidenced by its 12% senior subordinated notes due 1999 in the aggregate principal amount of $100,000,000, issued by the Company pursuant to the Indenture dated October 1, 1992 among the Company, certain Subsidiary Guarantors and Texas Commerce Bank National Association, successor-in-interest to Ameritrust Texas National Association, as trustee, and the Subordinated Indebtedness of its Subsidiaries evidenced by the guaranties of such senior subordinated notes.

        8.15  Lines of Business.  Neither the Company nor any of its
              -----------------
Subsidiaries nor any Partnership shall engage to any substantial extent in any line or lines of business activity other than the lines of business conducted by the Company, its Subsidiaries and each Partnership on the date of this Agreement.

        8.16  Transactions with Affiliates.  The Company will not, and will not
              ----------------------------
permit any of its Subsidiaries to, enter into any material transaction with any Affiliate or any director, officer, employee or shareholder of the Company, except upon fair and reasonable terms.

        8.17  Use of Proceeds.  The Company will use the proceeds of the Loans
              ---------------
hereunder solely (i) to refinance, extend, renew and/or rearrange the outstanding principal balance under the Original Agreement, (ii) to acquire additional Oil and Gas Properties and (iii) to finance the ongoing working capital requirements and other general corporate purposes of the Company and its Subsidiaries (in compliance with all applicable legal and regulatory requirements including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System and the Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules and regulations thereunder); provided that no Lender shall have any responsibility as to the use of any of
- --------
such proceeds.

        8.18  Certain Obligations Respecting Subsidiaries.  The Company will,
              -------------------------------------------
and will cause each of its Subsidiaries to, take such action from time to time as shall be necessary to ensure that the Company and each of its Subsidiaries at all times owns (subject only to the Lien of the Security Documents) at least the same percentage of the issued and outstanding shares of each class of stock of each of its Subsidiaries as is owned on the date of this Agreement. Without limiting the generality of the foregoing, none of the Company nor any of its Subsidiaries shall sell, transfer or otherwise dispose of any shares of stock in any Subsidiary owned by them, nor permit any Subsidiary to issue any shares of stock of any class whatsoever to any Person (other than to the Company or another of its Subsidiaries). In the event that any such additional shares of stock shall be issued by any Subsidiary, the Company agrees forthwith that it shall cause such Obligor to deliver to Agent pursuant to any Security Document the certificates evidencing such shares of stock, accompanied by undated stock powers executed in blank and shall take such other action as Agent shall request to perfect the security interest created therein pursuant to any Security Document.

        8.19  Additional Subsidiary Guarantors.  The Company will take such
              --------------------------------
action, and will cause each of its Subsidiaries to take such action, from time to time as shall be necessary to ensure that all Subsidiaries of the Company (other than PMCT) are Subsidiary Guarantors and, thereby, Obligors hereunder; provided, however, that Majority Lenders may, in their sole discretion, consent
- --------  -------
to the release of Plains Marketing and/or any of its Wholly-owned Subsidiaries as a Subsidiary Guarantor if such Person is not obligated on a Guaranty of the Indebtedness of the Company or any Subsidiary or Partnership (other than Plains Marketing or its Wholly-owned Subsidiaries). Without limiting the generality of the foregoing and subject to the limitations on Investments in Section 8.10 hereof, in the event that the Company or any of its Subsidiaries shall form any new Subsidiary after the date hereof, the Company or the respective Subsidiary will cause such new Subsidiary to become a "Subsidiary Guarantor" (and, thereby, an Obligor) hereunder pursuant to a written instrument in form and substance satisfactory to Agent, and to deliver such proof of corporate action, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Obligor pursuant to Section 6.01 hereof on the Closing Date or as Agent shall have requested.

        8.20  Environmental Matters; Environmental Reviews.  (a)  The Company
              --------------------------------------------
will comply, and will cause each of its Subsidiaries and the Partnerships to comply in all material respects with all Environmental Laws now or hereafter applicable to the Company, each of its Subsidiaries, or the Partnerships and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary for its operations and maintain such authorizations in full force and effect.

       (b) The Company will promptly furnish to Agent and each Lender all written notices of any Environmental Claim received by the Company, any of its Subsidiaries, Environmental Affiliates, or any Partnership, or of which it has notice, pending or threatened against the Company, any of its Subsidiaries, any Environmental Affiliates, or any Partnership which could result in fines or liabilities in excess of $200,000.

       (c) The Company will promptly furnish to Agent and each Lender all requests for information, notices of claim, demand letters, and other notifications, received by the Company, any of its Subsidiaries, Environmental Affiliates, or any Partnership, that in connection with its ownership or use of the Properties or the conduct of its business, it may be potentially responsible with respect to any investigation or clean-up of Hazardous Material at any location which could result in fines or liabilities in excess of $200,000.

       (d) The Company shall carry out with reasonable diligence the remediation of the Hazardous Materials on the Properties of the Company and its Subsidiaries as disclosed in the Environmental Compliance Certificate described in Section 6.01(i) hereof.

        8.21  Environmental Indemnification.  The Company will defend, indemnify
              -----------------------------
and hold harmless Agent and each Lender, its employees, agents, officers and directors, from and against all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, known or unknown, contingent or otherwise, including, without limitation, reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses incurred by any of them arising out of, or in any way relating to (a) any violation or noncompliance with any Environmental Laws by the Company or any of its Subsidiaries, or the Partnerships or (b) any Release of a Hazardous Material into the environment, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.

        8.22  Environmental Certification.  As soon as available, and in any
              ---------------------------
event within thirty (30) days after the end of each fiscal year, the Company shall deliver to Agent and each Lender a certificate signed by the president or chief executive officer of the Company in the form attached hereto as Exhibit "E", setting forth certain matters regarding the environmental practices and policies of the Company, its Subsidiaries and the Partnerships. Further, upon request by Agent, and no more often than one time during each fiscal year, the Company and its Subsidiaries shall permit and cooperate with an environmental and safety review made in connection with the operations of the Company's and Subsidiaries' Oil and Gas Properties by consultants selected by Agent which review shall, if requested by Agent, be arranged and supervised by environmental legal counsel for Agent, all at the Company's cost and expense; provided such
                                                                --------
costs and expense shall be reasonable in relation to the services rendered; provided, further, that the Company shall be responsible, for any fiscal year,
- --------  -------
for only 50% of such costs and expenses of such consultant and legal counsel that exceed in the aggregate $25,000 for such fiscal year. The consultant shall render a verbal or written report, as specified by Agent, based upon such review at the Company's cost and expense, as so limited.

        8.23  Modifications of Certain Documents.  The Company will not, and
              ----------------------------------
will not permit any of its Subsidiaries to, (i) consent to any termination, modification, supplement or waiver of any of the provisions of its charter or by-laws (or equivalent document) in any manner which could have a Material Adverse Effect and (ii) amend or modify any indenture or other agreement providing for or otherwise relating to any Subordinated Indebtedness if such amendment or modification will affect or impair the subordination provisions of such indenture or agreement or modify the Persons obligated thereon or the interest rate, amortization, repurchase or redemption provisions or financial covenants of such indenture or agreement.

        8.24  Gas Imbalances.  The Company will not, and will not permit any of
              --------------
its Subsidiaries or any Partnership to, have any gas imbalances, take-or-pay or other prepayments with respect to any Obligor's Oil and Gas Properties which would require any Obligor to deliver Hydrocarbons produced from any Oil and Gas Property at some future time without then or thereafter receiving full payment therefor, which would (i) exceed $500,000 for any individual well, (ii) exceed $1,000,000 in the aggregate for all Obligors or (iii) with respect to any individual material well, exceed the proved developed producing reserves attributable to such well.

        8.25  Sale of Oil and Gas Properties.  The Company will not, and will
              ------------------------------
not permit any of its Subsidiaries or any Partnership to, sell, assign, transfer or convey any interest in any of the Oil and Gas Properties except for (unless otherwise prohibited in the Security Documents):

       (a) Hydrocarbons sold in the ordinary course of business as and when produced;

       (b) routine farm-outs of non-proven acreage;

       (c) sales of Oil and Gas Properties provided that the aggregate value
                                           --------
(determined in accordance with the guidelines of the Securities and Exchange Commission) of the sales of all such Oil and Gas Properties permitted under this
Section 8.25(c) since the date of the last redetermination of the Borrowing Base shall not exceed $1,000,000; or

       (d) in addition to sales permitted by Section 8.25(c) above, sales of Oil and Gas Properties included in the Borrowing Base, provided simultaneously with each such sale the Borrowing Base is reduced by amounts agreed to at the time by Majority Lenders and the outstanding principal balance of the Loans shall not exceed the Adjusted Borrowing Base as so reduced after giving effect to the net proceeds received in respect of such sale that are applied to prepay the Obligations.

In connection with any sale permitted by this Section 8.25, Agent and Lenders shall grant appropriate releases from the Security Documents subject to retention of the Lien on any retained, reversionary or back-in interest.

        8.26  Partnership Units; New Partnerships.  The Company will not, and
              -----------------------------------
will not permit any of its Subsidiaries or any Partnership to, (i) sell, assign or transfer any units or other interests in any Partnership, other than to the Company, any Wholly-Owned Subsidiary or any Partnership in which the Company owns all the partnership interests subject in all respects to the Lien of the applicable Security Documents and upon prior notice to Agent and each Lender,
(ii) make distributions of assets or Properties of any Partnership to any Person other than to the Company or its Subsidiaries and the other partners of such Partnership as a portion of pro rata distributions to the partners of such Partnership generally, (iii) create any new general or limited partnership in which the Company or any of its Subsidiaries or any Partnership shall have a general partnership interest other than in the ordinary course of business and upon prior notice to Agent and each Lender, or (iv) consent to or permit any additional units, interests or rights to distributions in any Partnership to be created, issued or sold by any Partnership, other than such additional units, interests or rights to distributions which are issued to and held by the Company.

        8.27  Amendments of Partnership Agreements.  The Company will not amend,
              ------------------------------------
modify or terminate (or consent to amend, modify or terminate), or permit any of its Subsidiaries to amend, modify, or terminate (or consent to amend, modify or terminate), any partnership agreement in any manner which could have a Material Adverse Effect.

        8.28  Notice to Purchasers of Production.  The Company will, and shall
              ----------------------------------
cause each other Obligor to, upon the occurrence and during the continuance of an Event of Default and upon request of Agent, join with Agent in notifying the purchaser or purchasers of oil and gas production of the existence of the Security Documents, such notification to be in writing and accompanied (if necessary) by certified copies of the Security Documents.

        8.29  Restrictions on Plains Marketing.  Neither Plains Marketing nor
              --------------------------------
any Subsidiary thereof will (a) own any Oil and Gas Properties or (b) engage in any business other than (i) the marketing and transportation of Hydrocarbons,
(ii) the ownership and operation of Hydrocarbon storage facilities, and (iii) the ownership and operation of Hydrocarbon processing facilities which are utilized at least in part in connection with the processing of Hydrocarbons owned by the Company, any Subsidiary or Partnership.

        8.30  Lien Releases.  Within 30 days after the Closing Date, the Company
              -------------
shall obtain, or cause to be obtained, written releases in form and substance satisfactory to Agent of all Liens shown in Schedule 8.08 hereto which secure obligations that the Company has indicated on said Schedule 8.08 have been paid or satisfied in full as of the Closing Date. In addition, the Company shall obtain, or cause to be obtained, written releases in form and substance satisfactory to Agent of all other Liens shown on Schedule 8.08 hereto within 30 days after the obligations secured by such Liens have been paid or satisfied in full.

        8.31  Additional Security.  Notwithstanding anything in this Agreement
              -------------------
or any other Basic Document to the contrary, and subject to the provisions of 8.05(e) hereof, at Agent's request from time to time, and at the Company's sole cost and expense, the Company shall execute and deliver, or cause to be executed and delivered, to Agent and each Lender such mortgages, security interests, UCC financing statements and such other instruments and documents and do, or cause to be done, all such other acts that Agent deems reasonably necessary for Lenders (or Agent for the benefit of Lenders) to obtain and perfect a Lien under the Security Documents in any Oil and Gas Properties of the Company or any of its Subsidiaries not constituting Properties mortgaged to Lenders (or Agent for the benefit of Lenders) pursuant to the Security Documents at the time of such request which the Company or such Subsidiary may mortgage to Lenders (or Agent for the benefit of Lenders) without breaching any existing covenant in favor of, or agreement with, any third party. Further, the Company will from time to time deliver to Agent and each Lender any financing statements, continuation statements, modification agreements, extension agreements and other documents, properly completed and executed (and acknowledged when required by Agent) by the Obligors in form and substance reasonably satisfactory to Agent, which Agent requests for the purpose of continuing or extending the perfection and priority, or for confirming and protecting, the Liens and other rights securing the Obligations.

        8.32  Post Closing Curative.  If any title opinion furnished to Agent
              ---------------------
and Lenders as contemplated herein or other title information received by Agent and Lenders discloses a title defect requiring or recommending curative action which Agent deems material in its sole but reasonable discretion, the Company shall, upon Agent's written request, use its reasonable best efforts to cure such defect, satisfy such requirement or take such recommended action within a reasonable time but in any event within sixty days following the date of such request by Agent.

        8.33  Hedging Contracts.  Neither the Company nor any Subsidiary or
              -----------------
Partnership will be a party to or in any manner be liable on any forward, future, swap or hedging contract, except:

       (a) (i) contracts by Plains Marketing (1) for which neither the Company nor any subsidiary other than Plains Marketing or PMCT is liable or (2) that are guaranteed by the Company as permitted under Section 8.09(e), or (ii) contracts by PMCT for which neither the Company nor any subsidiary other than PMCT is liable;

       (b) contracts entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by the Company, any Subsidiary or Partnership, provided that at all times: (i) no such contract (other than a
             --------
physical delivery contract) fixes a price for a term of more than three (3) years; (ii) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed eighty-five percent (85%) of the aggregate Projected Oil and Gas Production of the Company, its Subsidiaries and Partnerships anticipated to be sold in the ordinary course of their businesses for such month, (iii) no such contract (unless the counterparty is Agent, any Lender or one of their respective Affiliates) requires the Company, any Subsidiary or Partnership to put up money, assets, letters of credit or other security against the event of its nonperformance prior to actual default by such Person in performing its obligations thereunder, and (iv) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is Agent, any Lender or one of their respective Affiliates) at the time the contract is made has long-term obligations rated BBB- or Baa3 or better, respectively, by Standard & Poor's Corporation or Moody's Investors Services, Inc. (or a successor credit rating agency). As used in this subsection, the term "Projected Oil and Gas Production" means the projected production of oil or gas (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by the Company, its Subsidiaries and Partnerships which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves, as such production is projected in the most recent reports delivered pursuant to Section 8.04, after deducting projected production from any properties or interests sold or under contract for sale that had been included in such reports and after adding projected production from any properties or interests that had not been reflected in such reports but that are reflected in a separate or supplemental reports meeting the requirements of such Section 8.04 hereof and otherwise are satisfactory to Agent; or

       (c) contracts entered into by the Company with the purpose and effect of fixing interest rates on a principal amount of indebtedness of the Company that is accruing interest at a variable rate, provided that (i) the aggregate
                                         --------
notional amount of such contracts never exceeds seventy-five percent (75%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (ii) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract, and (iii) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is Agent, any Lender or one of their respective Affiliates) at the time the contract is made has long-term obligations rated BBB- or Baa3 or better, respectively, by Standard & Poor's Corporation or Moody's Investors Services, Inc. (or a successor credit rating agency).

        8.34  Transactions with PMCT.  The Company (or Plains Marketing) may
              ----------------------
make capital contributions to PMCT from time to time in an aggregate amount at any time outstanding not to exceed $2,500,000. Except as otherwise permitted in this Section 8.34, the Company shall not, and shall not permit any of its Subsidiaries (other than PMCT) to (i) Guarantee any Indebtedness or other obligations of PMCT (including, without limitation, the Bank of Boston/ING Capital Facility), (ii) enter into any transaction with PMCT except for services and other transactions provided by the Company or its Subsidiaries (other than PMCT) in the ordinary course of their respective businesses on an arms length basis on terms not less favorable to the Company and its Subsidiaries (other than PMCT) than similar transactions with unaffiliated third parties, (iii) grant or permit any Lien on any of its Property to secure any Indebtedness or other obligations of PMCT (including, without limitation, the Bank of Boston/ING Capital Facility), (iv) transfer any Property to PMCT, except as pursuant to an arms length transaction permitted under clause (ii), or (v) make any Investment in PMCT. PMCT shall not engage in any line of business other than the purchase, storage, forward sale, and delivery of crude oil and related activities as contemplated at the time of its initial organization.

        Section 9.  Events of Default.  If one or more of the following events
                    -----------------
(herein called "Events of Default") shall occur and be continuing:
                -----------------

       (a) the Company or any Subsidiary Guarantor shall default in the payment when due of (i) any principal of any Loan or (ii) any interest on any Loan and
(iii) any fee or any other amount payable by it hereunder, under any Note or under any other Basic Document (other than principal or interest) and such default with respect to a payment of interest shall continue unremedied for one day or with respect to any fee or other amount (other than principal or interest) shall continue unremedied for five days; or

       (b) the Company or any Subsidiary Guarantor or any Partnership shall default in the payment when due of any principal of or interest on any of its other Indebtedness in excess of $1,000,000 in the aggregate, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

       (c) any representation, warranty or certification made or deemed made in any Basic Document (or in any modification or supplement thereto) by any Obligor, or any certificate furnished to Agent or any Lender pursuant to the provisions thereof, shall have been false or misleading in any material respect as of the time made or furnished; or

       (d) the Company shall default in the performance of any of its obligations under Sections 8.05, 8.07, 8.08, 8.09, 8.10, 8.11, 8.12, 8.13, 8.14,
8.17, 8.20, 8.21, 8.22 or 8.30 hereof or any Obligor shall default in the performance of any of its obligations under any material provision of any Security Document; or any Obligor shall default in the performance of any of its other obligations in this Agreement or any other Basic Document and such default shall continue unremedied for a period of ten days after the occurrence thereof; or

       (e) the Company or any Subsidiary Guarantor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

       (f) the Company or any Material Subsidiary shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its Property,
(ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any Petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

       (g) a proceeding or case shall be commenced, without the application or consent of the Company or any Material Subsidiary, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Company or such Subsidiary or of all or any substantial part of its assets, or
(iii) similar relief in respect of the Company or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Company or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

       (h) a final judgment or judgments for the payment of money in excess of $1,000,000 in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) or in excess of $1,000,000 in the aggregate (regardless of insurance coverage) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Company and/or any Subsidiary Guarantor or any Partnership and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Company or the relevant Subsidiary or

Partnership shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

       (i) an event or condition specified in Section 8.01(h) hereof shall occur or exist with respect to any Plan or Multiemployer Plan and, as a result of such event or condition, together with all other such events or conditions, the Company or any ERISA Affiliate shall incur or in the opinion of Agent shall be reasonably likely to incur a liability to a Plan, a Multiemployer Plan or PBGC (or any combination of the foregoing) which would constitute, in the determination of Agent, a Material Adverse Effect; or

       (j) either (i) an event or series of events by which any Person or other entity or group of Persons or other entities acting in concert as a partnership or other group (a "Group of Persons") shall, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases, merger, consolidation or otherwise, have become the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of 40% or more of the combined voting power of the then outstanding voting stock of the Company, (ii) during any period of two consecutive years (A) the members of the board of directors of the Company (the "Board") as of January 1, 1996, (B) any director elected thereafter in any annual meeting of the stockholders of the Company upon the recommendation of the Board, and (C) any other member of the Board who will be recommended or elected to succeed those Persons described in subclauses (A) and (B) of this clause (ii) by a majority of such Persons who are then members of the Board, cease for any reason to constitute collectively a majority of the Board then in office, or (iii) the direct or indirect sale, lease, exchange or other transfer of all or substantially all of the assets of the Company to any Person or Group of Persons; or

       (k) except for expiration in accordance with its terms, any of the Security Documents shall be terminated or shall cease to be in full force and effect, for whatever reason except for releases granted pursuant to the terms of this Agreement.

THEREUPON: (1) in the case of an Event of Default other than one referred to in Sections 9(f) or (g) above with respect to any Obligor, Agent may (and upon written notification from Majority Lenders, Agent shall), by notice to the Company, terminate the Commitment and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Company and each other Obligor; and (2) in the case of the occurrence of an Event of Default referred to in Sections 9(f) or (g) above with respect to any Obligor, the Commitment shall automatically be terminated and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Obligors hereunder and under the Notes (including, without limitation, any amounts payable under Section 5.05 hereof) shall automatically become immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by each Obligor. If any Event of Default shall occur and be continuing, each Lender may protect and enforce its rights under the Basic Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Basic Document, and each Lender may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Agent and Lenders under the Basic Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Basic Documents or at law or in equity.

        Section 10.  Agent.
                     -----

        10.01  Appointment and Authority.  Each Lender hereby irrevocably
               -------------------------
authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Basic Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to Lenders is only that of one company acting as administrative agent for others, and nothing in the Basic Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Basic Documents. With respect to any matters not expressly provided for in the Basic Documents and any matters which the Basic Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however,
                                                              --------  -------
that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Basic Documents or to applicable law. Upon receipt by Agent from the Company of any communication calling for action on the part of Lenders or upon notice from any Lender to Agent of any Default or Event of Default, Agent shall promptly notify each Lender thereof.

        10.02  Exculpation, Agent's Reliance, Etc.  NEITHER AGENT NOR ANY OF ITS
               -----------------------------------
DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, OR EMPLOYEES SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED TO BE TAKEN BY ANY OF THEM UNDER OR IN CONNECTION WITH THE BASIC DOCUMENTS, INCLUDING THEIR NEGLIGENCE OF ANY KIND, EXCEPT THAT EACH SHALL BE LIABLE FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any

Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Basic Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Basic Documents on the part of any Obligor or to inspect the property (including the books and records) of any Obligor; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Basic Document or any instrument or document furnished in connection therewith;
(f) may rely upon the representations and warranties of the Obligors and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Basic Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

        10.03  Lenders' Credit Decisions.  Each Lender acknowledges that it has,
               -------------------------
independently and without reliance upon Agent or any other Lender, made its own analysis of the Company and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Basic Documents. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Basic Documents.

        10.04  Indemnification.  Each Lender agrees to indemnify Agent (to the
               ---------------
extent not reimbursed by the Company within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts, and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Basic Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment). The foregoing indemnification shall apply whether or not such liabilities and costs are in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by Agent, provided only that no Lender shall be obligated under this section to
       --------
indemnify Agent for that portion, if any, of any liabilities and costs which is proximately caused by Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by the Company under Section 11.03 to the extent that Agent is not timely reimbursed for such expenses by the Company as provided in such section. As used in this Section 10.04, the term "Agent" shall refer not only to the Person designated as such in
Section 1.01 but also to each director, officer, agent attorney, employee, representative and Affiliate of such Person.

        10.05  Rights as Lender.  In its capacity as a Lender, Agent shall have
               ----------------
the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with any of the Obligors or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

        10.06  Sharing of Set-Offs and Other Payments.  Each of Agent and Lender
               --------------------------------------
agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against the Company or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under
Section 4.01, causes Agent or such Lender to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 4.01, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause Agent and all Lenders to share all payments as provided for in Section 4.01, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 4.01; provided, however, that nothing herein contained
                             --------  -------
shall in any way affect the right of Agent or any Lender to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. The Company expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to court order to be paid on account of the possession of such funds prior to such recovery.

        10.07  Investments.  Whenever Agent in good faith determines that it is
               -----------
uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

        10.08  Benefit of Section 10.  The provisions of this Section 10 (other
               ---------------------
than the following Section 10.09) are intended solely for the benefit of Agent and Lenders, and no

Obligor shall be entitled to rely on any such provision or assert any such provision in a claim or defense against Agent or any Lender. Agent and Lenders may waive or amend such provisions as they desire without any notice to or consent of the Company.

        10.09  Resignation.  Agent may resign at any time by giving written
               -----------
notice thereof to Lenders and the Company. Each such notice shall set forth the date of such resignation. Upon any such resignation Majority Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Basic Documents. After any retiring Agent's resignation hereunder the provisions of this Section 10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Basic Documents.

        Section 11.  Miscellaneous.
                     -------------

        11.01  Waiver.  No failure on the part of Agent or any Lender to
               ------
exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Notes shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement or the Notes preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

        11.02  Notices.  All notices and other communications provided for
               -------
herein and under the Security Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof (below the name of the Company, in the case of any Subsidiary Guarantor); or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier and confirmed by telephone call or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid. All notices and communications provided for under any Basic Document which is required to be delivered to Agent shall be deemed given to Agent if it is delivered to a Lender who is then also Agent, and vice versa.

        11.03  Expenses, Etc.  Whether or not the transactions contemplated by
               --------------
this Agreement are consummated, the Company will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay (a) all reasonable costs and expenses incurred by or on behalf of Agent (including attorneys' fees, consultants fees and engineering fees) in connection with (i) the negotiation, preparation, execution and delivery of the Basic Documents and any other documents requested by the Company or required to preclude the Company from being in Default, any and all consents, waivers or other documents or instruments relating thereto, (ii) the filing, recording, refiling and re-recording of any Basic Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Basic Document, (iii) any amendment, modification or waiver of any of the terms of this Agreement or any of the other Basic Documents requested by the Company or required to preclude the Company from being in default, (iv) the borrowings hereunder and other action reasonably required in the course of administration hereof, (v) monitoring or confirming (or preparation or negotiation of any document related to) the Company's compliance with any covenants or conditions contained in this Agreement or in any Basic Document, and (vi) the enforcement of this Section 11.03; and (b) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Basic Documents or any other document referred to herein or therein. In addition to the foregoing, without duplication, until all Obligations to Agent and Lenders have been paid in full, the Company will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including, without limitation, travel and miscellaneous expenses and fees and expenses of Agent's outside counsel, reserve engineers and consultants engaged in connection with the Basic Documents.

       The Company hereby agrees to indemnify and hold harmless Agent and each Lender and its directors, officers, employees and agents for, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation or litigation or other proceedings (including any threatened investigation or litigation or other proceedings) relating to the extensions of credit hereunder or any actual or proposed use by the Company or any of its Subsidiaries of the proceeds of any of the extensions of credit hereunder, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified).

       In addition, the Company hereby agrees to indemnify and hold harmless Agent, each Lender and any trustee under any Security Document for and against, and the Company shall promptly (and in any event, within thirty days after any invoice or other statement or notice) pay, all expenditures, including reasonable attorneys' fees and expenses, incurred or expended in connection with
(i) the breach by any Obligor of any covenant, agreement or condition contained herein or in any Security Document, (ii) the exercise by Agent, any Lender or any trustee under any Security Document of any of their rights and remedies under the Basic Documents, and (iii) the protection of the Collateral and/or the liens and security interests of Agent, any Lender or any trustee therein.
Agent, each Lender and any trustee under any Security Document shall have the right to compromise and adjust any such claims, actions and judgments, and in addition to the rights to be indemnified as herein provided, all amounts paid by Agent, such Lender or such trustee in compromise, satisfaction or discharge of any such claim, action or judgment, and all court costs, attorneys' fees and other expenses of every character expended by Agent, such Lender or such trustee pursuant to the provisions hereof shall be a demand obligation (which obligation the Company hereby expressly promises to pay) owing by the Company to such Person. The "Release Date" as used in this Section shall mean the earlier of the following two dates: (i) the date on which the Obligations have been paid and performed in full and each Security Document has been released of record, or (ii) the date on which the liens of all Security Documents are foreclosed or a deed in lieu of such foreclosure is fully effective and recorded. WITHOUT LIMITATION, IT IS THE INTENTION OF THE COMPANY, AGENT AND EACH LENDER THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PARTY WITH RESPECT TO CLAIMS, DEMANDS, LIABILITIES, LOSSES, DAMAGES, CAUSES OF ACTION, JUDGMENTS, PENALTIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION REASONABLE ATTORNEYS' FEES) WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PARTY. However, such indemnities shall not apply to any particular indemnified party (but shall apply to the other indemnified parties) to the extent the subject of the indemnification is caused by or arises out of the gross negligence or willful misconduct of such particular indemnified party. The foregoing indemnities shall not terminate upon the Release Date or upon the release, foreclosure or other termination of the Security Documents but will survive the Release Date, foreclosure of the Collateral or conveyance in lieu of foreclosure, and the repayment of the Obligations and the discharge and release of the Security Documents and the other documents evidencing and/or securing the Obligations. Any amount to be paid hereunder by the Company to Agent, any Lender or any trustee under any Security Document shall be a demand obligation owing by the Company to such Person.

        11.04  Amendments, Etc.  No provision of this Agreement may be amended
               ----------------
or modified or waived except by an instrument in writing signed by the Company and Majority Lenders.

        11.05  Successors and Assigns.  This Agreement shall be binding upon and
               ----------------------
inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        11.06  Assignments and Participation.  (a)  The Company may not assign
               -----------------------------
its rights or obligations hereunder or under any Note without the prior consent of each Lender. The Company shall not directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If the Company at any time purchases or otherwise retires some but less than all of the Obligations owed to Agent and all Lenders, such purchaser shall not be entitled to any rights of Agent or Lender under the Basic Documents unless and until the Company has purchased all of the Obligations.

       (b) Any Lender may assign any of its Loans, its Note, and its Percentage Share of the Commitment; provided that, (i) such Lender gives written notice of
                         --------
such assignment to the Company; (ii) any such partial assignment shall be in an amount at least equal to $5,000,000; (iii) the assignee shall be a bank or other financial institution having a combined capital and surplus greater than $100,000,000; and (iv) each such assignment by any Lender of its Loans, its Note, or its Percentage Share of the Commitment shall be made in such manner so that the same portion of its Loans, its Note, and its Percentage Share of the Commitment is assigned to the respective assignee. Upon execution and delivery by the assignee to the Company of an Agreement to Be Bound, substantially in the form of Exhibit F attached hereto, pursuant to which such assignee agrees to become a "Lender" hereunder having the Percentage Share of the Commitment and Loans specified in such instrument, the assignee shall have, to the extent of such assignment (unless otherwise provided in such assignment), the obligations, rights and benefits of a Lender hereunder holding the Percentage Share of the Commitment and Loans (or portions thereof) assigned to it (in addition to the Percentage Share of the Commitment and Loans, if any, theretofore held by such assignee) and such Lender shall, to the extent of such assignment, be released from its Percentage Share of the Commitment (or portion thereof) so assigned. Within five (5) Business Days after its receipt of notice that the Agent has received copies of any assignment and the other documents relating thereto, the Company shall execute and deliver to Agent (for delivery to the relevant assignee) a new Note, evidencing such assignee's assigned Loans and, if the assignor Lender has retained a portion of its Loans, a replacement Note in the principal amount of the Loans retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Note held by such Lender).

       (c) Any Lender may sell or agree to sell to one or more other Persons a participation in all or any part of any Loans, or in the Commitment, in which event each purchaser of a participation (a "Participant") shall be entitled to
                                            -----------
the rights and benefits of the provisions of Section 8.01(j) hereof with respect to its participation in such Loans and Commitment as if (and the Company shall be directly obligated to such Participant under such provisions as if) such Participant were a "Lender" for purposes of said Section, but shall not have any other rights or benefits under this Agreement, the Notes or any other Basic Document (the Participant's rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable by the Company to such Lender under Section 5 hereof in respect of Loans, and the Commitment, shall be determined as if such Lender had not sold or agreed to sell any participation in such Loans and Commitment, and as if such Lender were funding each of such Loan and Commitment in the same way that it is funding the portion of such Loan and Commitment in which no participations have been sold. In no event shall any Lender agree with the Participant to take or refrain from taking any action hereunder or under any other Basic Document except that any Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term, or extend the time or waive any requirement for the reduction or termination, of the Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee, or (v) alter the rights or obligations of the Company to prepay the related Loans.

       (d) Anything in this Section 11.06 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, and such Loans and Note shall be fully transferrable as provided therein. No such assignment shall release any Lender from its obligations hereunder.

       (e) Any Lender may furnish any information concerning the Company or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants).

        11.07  Survival.  The obligations of the Company under Sections 5.01,
               --------
5.05, 8.21 and 11.03 hereof shall survive the repayment of the Loans and the termination of the Commitment. In addition, each representation and warranty made, or deemed to made by a notice of any extension of credit, herein or pursuant hereto shall survive the making of such representation and warranty, and neither Agent nor any Lender shall be deemed to have waived, by reason of making any extension of credit hereunder, any Default which may arise by reason of such representation or warranty proving to have been false or misleading, notwithstanding that Agent or any Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such extension of credit was made.

        11.08  Captions.  The table of contents and captions and section
               --------
headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

        11.09  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

        11.10  Governing Law; Submission to Jurisdiction.
               -----------------------------------------

       (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND
           --------------------------------------------------------------------
ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
- -------------------------------------------------------------

       (b) THE COMPANY HEREBY SUBMITS, AND SHALL CAUSE EACH SUBSIDIARY GUARANTOR TO SUBMIT, TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR

THE TRANSACTIONS CONTEMPLATED HEREBY. THE COMPANY IRREVOCABLY WAIVES, AND SHALL CAUSE EACH SUBSIDIARY GUARANTOR TO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT BEEN BROUGHT IN AN INCONVENIENT FORUM.

       (c) The Company hereby irrevocably designates, and shall cause each Subsidiary Guarantor to irrevocably designate, Prentice-Hall Corporation System, Inc., located at 15 Columbus Circle, New York, New York 10023-7773, (212) 373-7500, as its designee, appointee and agent to receive, for and on its behalf, service of process in such respective jurisdictions in any legal action or proceeding with respect to this Agreement, the Notes or the other Security Documents. It is understood that a copy of such process served on such agent will be promptly forwarded by overnight courier to the Company or the Subsidiary Guarantor at its address for notices pursuant to Section 11.02, but the failure of the Company or the Subsidiary Guarantor to receive such copy shall not affect in any way the service of such process. The Company further irrevocably consents, and shall cause each Subsidiary Guarantor to irrevocably consent, to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its said address, such service to become effective 30 days after such mailing.

       (d) Nothing herein shall affect the right of the Company, Agent, any Lender or any holder of a Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company, Agent or any Lender in any other jurisdiction.

        11.11  Waiver of Jury Trial, Punitive Damages, Etc.  EACH OF THE
               --------------------------------------------
COMPANY, AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES, AND THE COMPANY SHALL CAUSE EACH SUBSIDIARY GUARANTOR TO IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF AGENT, EACH LENDER AND THE COMPANY HEREBY FURTHER (I) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (II) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE

FOREGOING WAIVERS, AND (III) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER BASIC DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION, AND THE COMPANY SHALL CAUSE EACH SUBSIDIARY GUARANTOR TO MAKE SUCH WAIVER, CERTIFICATION, AND ACKNOWLEDGEMENT.

        11.12  Rate of Interest.  It is the intention of the parties hereto that
               ----------------
Agent and each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to Agent or any Lender under laws applicable to it (including the laws of the United States of America and the State of New York or any other jurisdiction whose laws may be mandatorily applicable to Agent or such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any Note, this Agreement or in any other Security Document or agreement entered into in connection with or as security for any Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to Agent or such Lender that is contracted for, taken, reserved, charged or received by Agent or such Lender under any Note, this Agreement or under any of the other aforesaid Security Documents or agreements or otherwise in connection with any Note shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be cancelled automatically and if theretofore paid shall be credited by Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Agent or such Lender to the Company); and (ii) in the event that the maturity of any Note is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to Agent or such Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be cancelled automatically by Agent or such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by Agent or such Lender on the principal amount of the Obligations (or, to the extent that the principal amount of the Obligations shall have been or would thereby be paid in full, refunded by Agent or such Lender to the Company). All sums paid or agreed to be paid to Agent or such Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to Agent or such Lender, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Loans evidenced by the Notes until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to Agent or Lender on any date shall be computed at the Maximum Rate applicable to Agent or such Lender pursuant to this Section 11.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to Agent or such Lender would be less than the amount of interest payable to Agent or such Lender computed at the Maximum Rate applicable to Agent or such Lender, then the amount of interest payable to Agent or such Lender in respect of such subsequent interest computation period shall continue to be computed at the Maximum Rate applicable to Agent or such Lender until the total amount of interest payable to Agent or such Lender shall equal the total amount of interest which would have been payable to Agent or such Lender if the total amount of interest had been computed without giving effect to this Section.

       Without limiting the intent of the parties expressed under Sections 11.11 and 11.12 hereof, to the extent, if any, that Article 5069-1.04 of the Texas Revised Civil Statutes is relevant to Agent or any Lender for the purpose of determining the Maximum Rate, Agent or such Lender hereby elects to determine the applicable rate ceiling under such Article by the indicated (weekly) rate ceiling from time to time in effect and, in no event, shall Tex. Rev. Civ. Stat. Ann. Art. 5069, ch. 15 (which regulates certain revolving credit loan accounts and revolving tri-party accounts) apply to this Agreement or any Note.

        11.13  Release of Liens.  Notwithstanding anything to the contrary
               ----------------
contained herein neither Agent nor any Lender shall be required to release any Lien under the Security Documents in connection with any sale of Property by any of the Obligors if, at the time of such sale, a Default shall have occurred and be continuing or would result therefrom.

        11.14  Confidentiality.  Agent and each Lender agrees (on behalf of
               ---------------
itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Company pursuant to this Agreement which is identified by the Company as being confidential at the time the same is delivered to Agent or such Lender, provided that nothing herein shall limit the
                                   --------
disclosure of any such information (i) to the extent required by statute, rule, regulation or judicial process, (ii) to counsel for Agent or any Lender, (iii) to bank examiners, auditors or accountants, (iv) in connection with any litigation to which Agent or any Lender is a party or (v) to any assignee or participant (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first enters into a confidentiality agreement with Agent or such Lender; and provided, further, that
                                                         --------  -------
in no event shall Agent or any Lender be required to return any materials furnished by the Company.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                               PLAINS RESOURCES INC.


                                               By:/s/ Phillip D. Kramer
                                                  ---------------------------
                                                  Phillip D. Kramer
                                                  Vice President and Chief
                                                   Financial Officer

                                               Address for Notices:
                                               -------------------

                                               1600 Smith Street, Suite 1500
                                               Houston, Texas  77002

                                               Telecopier No.:  (713) 654-1523
                                               Telephone No.:   (713) 654-1414
                                               Attention:  Phillip D. Kramer

   Percentage           Initial     INTERNATIONALE NEDERLANDEN (U.S.)
      Share           Commitment     CAPITAL CORPORATION, as Agent and a Lender
   ----------         -----------
       20 %           $25,000,000
                                    By:/s/ Robi Artman-Hodge
                                       ---------------------
                                       Robi Artman-Hodge, Managing Director

                                    Principal Office for all Loans:
                                    ------------------------------

                                    Internationale Nederlanden (U.S.) Capital
                                     Corporation
                                    135 East 57th Street
                                    New York, New York  10022-2101

                                     Address for Notices:
                                     -------------------

                                     Internationale Nederlanden (U.S.) Capital
                                      Corporation
                                     135 East 57th Street
                                     New York, New York  10022-2101

                                     Telex No.:  TRT 177792
                                     RCA Intl 238686
                                     ITT Intl 428379
                                     Telecopy No.:  (212) 832-3616
                                     Telephone No.:  (212) 446-1729
                                     Attention: Robi Artman-Hodge, Managing
                                      Director

   Percentage          Initial       THE FIRST NATIONAL BANK OF BOSTON,
      Share           Commitment       Lender
   -----------        ----------

      20 %           $25,000,000
                                     By:/s/ George W. Passela
                                        ---------------------
                                        George W. Passela
                                        Managing Director

                                     Principal Office for all Loans:
                                     ------------------------------

                                     The First National Bank of Boston
                                     100 Federal Street
                                     Boston, Massachusetts  02110

                                     Address for Notices:
                                     -------------------

                                     The First National Bank of Boston
                                     100 Federal Street
                                     Boston, Massachusetts  02110

                                     Telephone: (617) 434-7160
                                     Telecopy: (617) 434-3652
                                     Attention: George W. Passela, Managing
                                      Director

    Percentage         Initial       DEN NORSKE BANK AS, Lender
      Share           Commitment
   -----------        ----------

      20 %           $25,000,000
                                     By:/s/Haakon Sandborg
                                        ------------------
                                        Haakon Sandborg
                                        Senior Vice President


                                     By:/s/ William V. Moyer
                                        --------------------
                                        William V. Moyer
                                        Vice President

                                     Principal Office for all Loans:
                                     ------------------------------

                                     Den norske Bank AS
                                     333 Clay Street, Suite 4890
                                     Houston, Texas  77002

                                     Address for Notices:
                                     -------------------

                                     Den norske Bank AS
                                     333 Clay Street, Suite 4890
                                     Houston, Texas  77002

                                     Telephone: (713) 757-0246
                                     Telecopy: (713) 757-1167
                                     Attention: Byron L. Cooley, First Vice
                                      President

   Percentage           Initial    FIRST INTERSTATE BANK OF TEXAS, N.A.,
      Share           Commitment    Lender
   -----------        ----------

      20 %           $25,000,000
                                   By:/s/ Ann M. Rhoads
                                      -----------------
                                      Ann M. Rhoads
                                      Vice President

                                   Principal Office for all Loans:
                                   ------------------------------

                                   First Interstate Bank of Texas, N.A.
                                   1000 Louisiana, Mail Station 156
                                   Houston, Texas  77002

                                   Address for Notices:
                                   -------------------

                                   First Interstate Bank of Texas, N.A.
                                   1000 Louisiana, Mail Station 156
                                   Houston, Texas  77002

                                   Telephone: (713) 250-1853
                                   Telecopy: (713) 250-7912
                                   Attention: Ann M. Rhoads, Vice President

   Percentage          Initial      TEXAS COMMERCE BANK
      Share           Commitment       NATIONAL ASSOCIATION, Lender
   -----------        ----------

      20 %           $25,000,000
                                   By:/s/ Michael V. Addy
                                      -------------------
                                      Michael V. Addy
                                      Executive Vice President

                                   Principal Office for all Loans:
                                   ------------------------------

                                   Texas Commerce Bank National Association
                                   712 Main
                                   Houston, Texas  77002-8086

                                   Address for Notices:
                                   -------------------

                                   Texas Commerce Bank National Association
                                   712 Main
                                   Houston, Texas  77002-8086

                                   Telephone: (713) 216-4395
                                   Telecopy: (713) 216-4117
                                   Attention: Manager of Energy Group